Exhibit 10.36

REDACTED

Certain identified information, indicated by [*****], has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm if publicly disclosed.

Execution Version

Contract number (FI No): [*****]

Serapis No: [*****]

CUREVAC (IDFF)

Finance Contract

between the

European Investment Bank

and

CureVac Real Estate GmbH

Page 1/62

WHEREAS:		6
ARTICLE 1		7
1.1	INTERPRETATION	7
1.2	DEFINITIONS	7
ARTICLE 2		16
2.1	AMOUNT OF CREDIT	16
2.2	DISBURSEMENT PROCEDURE	16
2.2.1	TRANCHES	16
2.2.2	DISBURSEMENT OFFER	16
2.2.3	DISBURSEMENT ACCEPTANCE	17
2.3	DISBURSEMENT ACCOUNT	17
2.4	CURRENCY OF DISBURSEMENT	17
2.5	CONDITIONS OF DISBURSEMENT	17
2.5.1	INITIAL DOCUMENTARY CONDITIONS PRECEDENT	17
2.5.2	ALL TRANCHES - DOCUMENTARY CONDITIONS PRECEDENT	17
2.5.3	ALL TRANCHES–OTHER CONDITIONS	18
2.5.4	TRANCHE A–ADDITIONAL CONDITIONS PRECEDENT	18
2.5.5	TRANCHE B–ADDITIONAL CONDITIONS PRECEDENT	18
2.5.6	TRANCHE C–ADDITIONAL CONDITIONS PRECEDENT	18
2.6	CANCELLATION	19
2.7	FEE FOR CANCELLATION OF AN ACCEPTED TRANCHE	19
2.8	CANCELLATION AFTER EXPIRY OF THE CREDIT	19
2.9	DROP DEAD FEE	20
2.10	SUMS DUE UNDER ARTICLE 2	20
ARTICLE 3		20
3.1	AMOUNT OF LOAN	20
3.2	CURRENCY OF REPAYMENT, INTEREST AND OTHER CHARGES	20
ARTICLE 4		20
4.1	DEFERRED INTEREST FIXED RATE	20
4.2	VARIABLE REMUNERATION	20
4.3	INTEREST ON OVERDUE SUMS	22
ARTICLE 5		23
5.1	NORMAL REPAYMENT	23
5.2	VOLUNTARY PREPAYMENT	23
5.2.1	PREPAYMENT OPTION	23
5.2.2	PREPAYMENT FEE	23
5.2.3	PREPAYMENT MECHANICS	23
5.3	COMPULSORY PREPAYMENT	23
5.3.1	COST REDUCTION	23
5.3.2	CHANGE EVENTS	23
5.3.3	ILLEGALITY	24
5.3.4	DISPOSALS	24
5.3.5	EXPIRY OF GUARANTEE AGREEMENT	24
5.3.6	PARI PASSU TO NON-EIB FINANCING	24
5.3.7	PREPAYMENT FEE	25

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5.3.8	PREPAYMENT MECHANICS	25
5.4	GENERAL	25
ARTICLE 6		25
6.1	DAY COUNT CONVENTION	25
6.2	TIME AND PLACE OF PAYMENT	25
6.3	NO SET-OFF BY THE BORROWER	26
6.4	DISRUPTION TO PAYMENT SYSTEMS	26
6.5	APPLICATION OF SUMS RECEIVED	26
6.5.1	GENERAL	26
6.5.2	PARTIAL PAYMENTS	26
6.5.3	ALLOCATION OF SUMS RELATED TO TRANCHES	27
ARTICLE 7		27
ARTICLE 8		27
8.1	TAXES, DUTIES AND FEES	27
8.2	OTHER CHARGES	27
8.3	INCREASED COSTS, INDEMNITY AND SET-OFF	28
ARTICLE 9		28
9.1	RIGHT TO DEMAND REPAYMENT	28
9.2	OTHER RIGHTS AT LAW	29
9.3	PREPAYMENT FEE	30
9.4	NON-WAIVER	30
ARTICLE 10		30
10.1	GOVERNING LAW	30
10.2	JURISDICTION	30
10.3	PLACE OF PERFORMANCE	30
10.4	EVIDENCE OF SUMS DUE	30
10.5	THIRD PARTY RIGHTS	30
10.6	ENTIRE AGREEMENT	30
10.7	INVALIDITY	31
10.8	AMENDMENTS	31
10.9	COUNTERPARTS	31
10.10	ASSIGNMENT AND TRANSFER BY THE BANK	31
ARTICLE 11		31
11.1	NOTICES	31
11.1.1	FORM OF NOTICE	31
11.1.2	ADDRESSES	32
11.1.3	DEMAND AFTER NOTICE TO REMEDY	33
11.2	ENGLISH LANGUAGE	33
11.3	CONCLUSION OF THIS CONTRACT (VERTRAGSSCHLUSS)	33
SCHEDULE A		36

INVESTMENT SPECIFICATION AND REPORTING	36

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SCHEDULE B	39
DEFINITIONS OF EURIBOR	39
SCHEDULE C	40
FORM OF DISBURSEMENT OFFER/ACCEPTANCE	40
SCHEDULE D	42
FORM OF DRAWDOWN CERTIFICATE	42
SCHEDULE E	43
FORM OF COMPLIANCE CERTIFICATE	43
SCHEDULE F	44
CONDITIONS PRECEDENT	44
PART A - INITIAL DOCUMENTARY CONDITIONS PRECEDENT	44
PART B - GUARANTOR CONDITIONS PRECEDENT	45
SCHEDULE G	47
REPRESENTATIONS AND WARRANTIES	47
SCHEDULE H	50
GENERAL UNDERTAKINGS	50
SCHEDULE I	59
INFORMATION AND VISITS	59
SCHEDULE J	62
EXISTING INDEBTEDNESS	62
SCHEDULE K	62
EXISTING SECURITY	62

Page 4/62

THIS CONTRACT IS MADE ON 27 JUNE 2020 BETWEEN:

The European Investment Bank having its seat at 100 blvd Konrad Adenauer,Luxembourg, L-2950 Luxembourg, represented by Tero PIETILA, Head of Division and Ayse Nil ADA, Legal Counsel
(the “Bank”)

and

Curevac Real Estate GmbH a limited liablility company (Gesellschaft mit beschränkter Haftung) incorporated in Germany, having its office at Friedrich-Miescher-Str. 15, 72076 Tübingen, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Stuttgart under HRB 757523, represented by Dr. Florian von der Mülbe and Dr. Reinhard Rapp	(the “Borrower”)

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WHEREAS:

(A)	The Borrower has stated that it is undertaking together with CureVac AG a research and development project relating to infectious disease vaccines, including a SARS-CoV-2 Vaccine, and is furnishing and validating a good manufacturing practice compliant messenger ribonucleic acid (RNA) production facility (the “GMP IV”), both in Germany as more particularly described in the technical description (the “Technical Description”) set out in Schedule A (Investment Specification and Reporting) (the “Investment”). The total cost of the Investment, as estimated by the Bank, is EUR [*****] ([*****] euro).

(B)	The Bank, considering that the financing of the Investment falls within the scope of its functions, agreed to provide the Borrower with a credit in an amount of EUR 75,000,000 (seventy five million euro) under this finance contract (the “Contract”) to partially finance the Investment; provided that the amount of the loan hereunder shall not, in any case, exceed 50% (fifty per cent.) of the cost of the Investment. The parties to this Contract being aware of the differences between a participation credit (partiarisches Darlehen) and a silent partnership (stille Gesellschaft), that the Bank will not participate in any loss of the Borrower and that this Contract provides for a participation credit (partiarisches Darlehen), have consciously decided to enter into this Contract.

(C)	The Credit falls under a joint initiative between the Bank and the European Commission, which is intended as a new Bank financing instrument, to finance inter alia research projects and research infrastructure under the Horizon 2020 framework programme of the European Union for Research and Technological Development (2014-2020) (the “Horizon 2020 Framework EU Programme”).

(D)	The statute of the Bank provides that the Bank shall ensure that its funds are used as rationally as possible in the interests of the European Union; and, accordingly, the terms and conditions of the Bank’s loan operations must be consistent with relevant policies of the European Union.

(E)	The financing of the Investment includes certain state subsidies or grants and the provision of such funds has been duly authorised and will be provided in compliance with all relevant legislation of the European Union.

(F)	The Bank considers that access to information plays an essential role in the reduction of environmental and social risks, including human rights violations, linked to the projects it finances and has therefore established its transparency policy, the purpose of which is to enhance the accountability of the Bank’s group towards its stakeholders and the citizens of the European Union in general.

(G)	The processing of personal data shall be carried out by the Bank in accordance with applicable European Union legislation on the protection of individuals with regard to the processing of personal data by the European Union institutions and bodies and on the free movement of such data.

(H)	The Bank supports the implementation of international and EU standards in the field of anti-money laundering and countering the financing of terrorism and promotes tax good governance standards. It has established policies and procedures to avoid the risk of misuse of its funds for purposes which are illegal or abusive in relation to applicable laws. The Bank’s group statement on tax fraud, tax evasion, tax avoidance, aggressive tax planning, money laundering and financing of terrorism is available on the Bank’s website and offers further guidance to the Bank’s contracting counterparties.

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It is hereby agreed as follows:

ARTICLE 1

Interpretation and definitions

1.1          Interpretation

In this Contract:

(a)	references to Articles, Recitals, Schedules and (Sub-)Paragraphs are, save if explicitly stipulated otherwise, references respectively to articles of, and recitals, schedules and (sub-)paragraphs of schedules to, this Contract. All Recitals and Schedules form part of this Contract;

(b)	references to “law” or “laws” mean (i) any applicable law and any applicable treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgement, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which is binding or applicable case law, and (ii) EU Law;

(c)	references to applicable law, applicable laws or applicable jurisdiction means (i) a law or jurisdiction applicable to the Borrower or any other Obligor (as the context requires), its respective rights and/or obligations (in each case arising out of or in connection with the Finance Documents), its capacity and/or assets and/or the Investment; and/or, as applicable, (ii) a law or jurisdiction (including in each case the Bank’s Statute) applicable to the Bank, its rights, obligations, capacity and/or assets;

(d)	references to a provision of law are references to that provision as amended or re-enacted;

(e)	references to any Finance Document or other agreement or instrument are references to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(f)	words and expressions in plural shall include singular and vice versa;

(g)	“promptly” is to be construed as unverzüglich (without undue delay) within the meaning of Section 121 para. 1 sentence 1 of the BGB;

(h)	a Default (other than an Event of Default) is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived; and

(i)	terms defined in the GDPR (as defined below), including the terms, “data subject”, “personal data” and “processing” have the same meanings when used in Paragraph 26 (Data Protection) of Schedule G (General Undertakings) of this Contract.

This Contract is made in the English language. For the avoidance of doubt, the English language version of this Contract shall prevail over any translation of this Contract. However, where a German translation of a word or phrase appears in the text of this Contract, the German translation of such word or phrase shall prevail.

1.2          Definitions

In this Contract:

“Accepted Tranche” means a Tranche in respect of a Disbursement Offer which has been duly accepted by the Borrower in accordance with its terms on or before the Disbursement Acceptance Deadline.

“acting in concert” means acting together pursuant to an agreement or understanding (whether formal or informal).

“AktG” means the German stock corporation act (Aktiengesetz).

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“Auditor” means an independent, international and leading firm of accounts (which has at least offices in Luxembourg and Frankfurt am Main) appointed by the Bank and accepted by the Borrower. If the Bank and the Borrower have not agreed on an Auditor within 60 (sixty) days of any such request, the Bank will have sole discretion to appoint an Auditor.

“Authorisation” means an authorisation, permit, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Signatory” means a person authorised to sign individually or jointly (as the case may be) Disbursement Acceptances on behalf of the Borrower and named in the most recent List of Authorised Signatories and Accounts received by the Bank prior to the receipt of the relevant Disbursement Acceptance.

“Batch” means a pre-defined quantity of units of a medicinal product all of the same pharmaceutical form, manufactured at GMP IV and having undergone a single series of manufacturing operations to yield the final desired formulated medicinal product. It is estimated that the production capacity GMP IV will be 80 Batches per annum.

“Buy-Back Amount” has the meaning given to it in Paragraph (g) of Article 4.2 (Variable Remuneration).

“BGB” means the German Civil Code (Bürgerliches Gesetzbuch).

“Building Leasing Agreements” means (i) the lease agreement (Mietvertrag) between the Borrower as lessee (Mieter) and Technologieförderung Reutlingen-Tübingen GmbH as lessor (Vermieterin) with effect from 1 January 2011 and (ii) lease agreement (Mietvertrag) between the Borrower as lessee (Mieter) and Fränkel Immobilien-Service GmbH as lessor (Vermieter) originally dated 8 June 2018, in each case as amended from time to time.

“Business Day” means a day (other than a Saturday or Sunday) on which the Bank and commercial banks are open for general business in Luxembourg.

“Cancellation Fee” has the meaning given to such term in Article 1.2 (Definitions) of the Finance Fee Letter.

“Change in the Beneficial Ownership” means a change in the ultimate ownership or control of the Borrower according to the definition of “beneficial owner” set out in article 3(6) of Directive 2015/849 of the European Parliament and of the Council of 20 May 2015 on the prevention of the use of the financial system for the purposes of money laundering or terrorist financing, as amended, supplemented or restated.

“Change-of-Control Event” means:

(a)	any person or group of persons acting in concert gains Control of the Borrower, CureVac AG or of any entity directly or indirectly Controlling the Borrower; or

(b)	CureVac AG ceases:

(i)	to be the beneficial owner directly or indirectly through wholly owned subsidiaries of at least 75.1% (seventy five point one per cent) of the issued share capital of the Borrower;

(ii)	the power to cast, or to control the casting of, at least 75.1% (seventy five point one per cent) of the total number of votes held by all shareholders of the Borrower;

(iii)	the power to appoint or remove all, or the majority, of the directors of the Borrower; and/or

(iv)	the power to direct the management and policies of the Borrower, whether through the ownership of voting capital, by contract.

“Change-of-Law Event” means the enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs after the date of this Contract and which, in the opinion of the Bank, would materially impair an Obligor’s ability to perform its obligations under the Finance Documents.

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“Co-Funding” means any funding by a Group Company to finance the activities of the Borrower in relation to infectious diseases, which must be made by way of equity or by loans which are subordinated to any claims of the Bank, satisfactory to the Bank.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule E (Form of Compliance Certificate).

“Contract Number” shall mean each Bank generated number identifying this Contract and indicated on the cover page of this Contract after the letters “FI N°”.

“Control” means:

(a)	owning (directly or indirectly) more than 50% (fifty per cent) of the shares in an entity;

(b)	the power to cast, or to control the casting of, more than 50% (fifty per cent) of the total number of votes held by all shareholders of an entity;

(c)	the power to appoint or remove all, or the majority, of the directors of an entity; and/or

(d)	the power to direct the management and policies of an entity, whether through the ownership of voting capital, by contract or otherwise,

and “Controlling” and “Controlled” has the corresponding meaning.

“COVID-19 Syndrome” means the disease resulting from the severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2).

“Credit” has the meaning given to it in Article 2.1 (Amount of Credit).

“Criminal Offence” means any of the following criminal offences as applicable: tax crimes (as referred to in the directive (EU) 2015/849 of 20 May 2015), fraud, corruption, coercion, collusion, obstruction, money laundering, financing of terrorism or any illegal activity that may affect the financial interests of the EU, according to applicable laws.

“CureVac AG” means CureVac AG, a stock corporation (Aktiengesellschaft) incorporated in Germany, having its office at Friedrich-Miescher-Str. 15, 72076 Tübingen, Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Stuttgart under HRB 754041.

“CureVac IPO” means the admission to trading of any part of the share capital of CureVac AG or the respective entity into which CureVac AG is merged or otherwise transferred or to which CureVac AG is converted, on any recognised stock or investment exchange or any sale or issue of share capital of CureVac AG by way of initial public offering.

“Default” means an Event of Default or any event or circumstance specified in Article 9 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under this Contract or any combination of any of the foregoing) be an Event of Default.

“Deferred Interest Fixed Rate” means a fixed rate of 0.5% (fifty basis points) per annum for Tranche A, Tranche B and Tranche C.

“DH Investment” means (i) the investment of Mr. Dietmar Hopp in connection with the CureVac IPO by purchasing newly issued shares in this CureVac IPO in an amount of EUR 100,000,000.00 (or more) or (ii) another equity investment of Mr. Dietmar Hopp in an amount of EUR 100,000,000.00 (or more) into CureVac AG or the respective entity into which CureVac AG is merged or otherwise transferred or to which CureVac AG is converted.

“DH Convertible Loan Agreement” means the EUR 50,000,000 and USD 70,000,000 convertible loan between Mr. Dietmar Hopp and CureVac AG dated 3 May 2019 with a disbursed amount of approx. EUR 70,300,000 as at the date of this Finance Contract.

“Disbursement Acceptance” means a copy of the Disbursement Offer duly countersigned by the Borrower.

“Disbursement Acceptance Deadline” means the date and time of expiry of a Disbursement Offer as specified therein.

“Disbursement Account” means, in respect of each Tranche, the bank account set out in the most recent List of Authorised Signatories and Accounts.

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“Disbursement Date” means the date on which disbursement of a Tranche is made by the Bank.

“Disbursement Offer” means a letter substantially in the form set out in Schedule C (Form of Disbursement Offer/Acceptance).

“Dispute” has the meaning given to it in Article 10.2 (Jurisdiction).

“Disruption Event” means either or both of:

(a)	a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with this Contract; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of either the Bank or the Borrower, preventing that party from:

(i)	performing its payment obligations under this Contract; or

(ii)	communicating with other parties in accordance with the terms of this Contract,

and which disruption (in either such case as per Paragraph (a) or (b) above) is not caused by, and is beyond the control of, the party whose operations are disrupted.

“Drop Dead Fee” has the meaning given to such term in Article 2.1 (Drop Dead Fee) of the Finance Fee Letter.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation (excluding the results from discontinued operations):

(a)	before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any Group Company (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any Group Company;

(c)	after adding back any amount attributable to the amortisation or depreciation of assets of members of the Group;

(d)	before taking into account any Exceptional Items;

(e)	after deducting the amount of any profit (or adding back the amount of any loss) of any Group Company which is attributable to minority interests;

(f)	plus or minus the Group’s share of the profits or losses (after finance costs and tax) of entities which are not Group Companies;

(g)	before taking into account any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis); and

(h)	before taking into account any gain arising from an upward revaluation of any other asset,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Environment” means the following, insofar as they affect human health or social well-being:

(a)	fauna and flora;

(b)	soil, water, air, climate and the landscape; and

(c)	cultural heritage and the built environment,

and includes, without limitation, occupational and community health and safety.

“Environmental Approval” means any Authorisation required by Environmental Law.

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“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means EU Law including principles and standards, and national laws and regulations, of which a principal objective is the preservation, protection or improvement of the Environment.

“EU Directives” means the directives of the European Union.

“EU Law” means the acquis communautaire of the European Union as expressed through the Treaties of the European Union, the regulations, the EU Directives, delegated acts, implementing acts, and the case law of the Court of Justice of the European Union.

“EUR” or “euro” means the lawful currency of the Member States of the European Union which adopt or have adopted it as their currency in accordance with the relevant provisions of the Treaty on European Union and the Treaty on the Functioning of the European Union or their succeeding treaties.

“EURIBOR” has the meaning given to it in Schedule B (Definition of EURIBOR).

“Event of Default” means any of the circumstances, events or occurrences specified in Article 9 (Events of Default).

“Exceptional Items” means any material items of an unusual or non-recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, write downs or impairment of non-current assets or any reversal of any write down or impairment;

(c)	disposals of assets associated with discontinued operations; and

(d)	any other examples of “exceptional items” (as such term has the meaning attributed to it in IFRS).

“Existing Indebtedness” means any Indebtedness of members of the Group arising under any arrangement listed in Schedule J (Existing Indebtedness).

“Existing Security” means any Security granted by members of the Group which is listed in Schedule K (Existing Security).

“Expert Determination” has the meaning given to it in Article 4.2(c)(i) (Variable Remuneration).

“Fee Letters” means the Finance Fee Letter and the Initial Fee Letter and “Fee Letter” means each of them.

“Final Availability Date” means:

(a)	for Tranche A, the day falling [*****] months after the date of this Contract;

(b)	for Tranche B, the day falling [*****] months after the date of this Contract; and

(c)	for Tranche C, the day falling [*****] months after the date of this Contract.

“Finance Documents” means this Contract, any Guarantee Agreement, the Security Documents, the Fee Letters and any other document designated as a “Finance Document” by the Borrower and the Bank.

“Finance Fee Letter” means the Luxembourg law governed fee letter from the Bank to the Borrower dated on or about the date hereof.

“Finance Lease” means any lease or hire purchase contract which would, in accordance with IFRS in force as at the date of this Contract, be treated as a finance or capital lease.

“GAAP” means generally accepted accounting principles in (Grundsätze ordnungsgemäßer Buchführung) in Germany, including IFRS.

“GDPR” means General Data Protection Regulation (EU) 2016/679.

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“Germany” means the Federal Republic of Germany.

“GMP IV” has the meaning given to that term in Recital (A).

“Group” means the Group Companies, taken together as a whole.

“Group Companies” means CureVac AG, the Borrower, CureVac, US (250 Summer St 3rd Fl Boston, MA 02210, USA) and their Subsidiaries.

“Guarantee Agreement” means a guarantee and indemnity agreement in form and substance satisfactory to the Bank to be entered into by any of the Guarantors as guarantor and the Bank as beneficiary.

“Guarantors” means CureVac AG and each Material Subsidiary which enters into a Guarantee Agreement in accordance with Sub-Paragraph (b) of Paragraph 17 (Guarantees) of Schedule H (General Undertakings).

“Horizon 2020 Framework EU Programme” has the meaning given in Recital (C).

“Horizon 2020 Legal Basis” means the Regulation 1291/2013 of the European Parliament and of the Council of 11 December 2013 establishing Horizon 2020 and Council Decision of 3 December 2013 establishing the specific programme implementing Horizon 2020.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indebtedness” means any:

(a)	obligations for borrowed money;

(b)	indebtedness under any acceptance credit;

(c)	indebtedness under any bond, debenture, note or similar instrument;

(d)	instrument under any bill of exchange;

(e)	indebtedness in respect of any interest rate or currency swap or forward currency sale or purchase or other form of interest or currency hedging transaction (including without limit caps, collars and floors);

(f)	indebtedness under any Finance Lease;

(g)	indebtedness (actual or contingent) under any guarantee, bond security, indemnity or other agreement;

(h)	indebtedness (actual or contingent) under any instrument entered into for the purpose of raising finance;

(i)	indebtedness in respect of a liability to reimburse a purchaser of any receivables sold or discounted in the event that any amount of those receivables is not paid;

(j)	indebtedness arising under a securitisation; or

(k)	other transaction which has the commercial effect of borrowing.

“Initial Fee Letter” means the Luxembourg law governed fee letter from the Bank to the Borrower dated 18 March 2020.

“InsO” means the German Insolvency Code (Insolvenzordnung).

“Intellectual Property Rights” means intellectual property rights (gewerbliche Schutzrechte; Immaterialgüterrechte) of every designation (including, without limitation, patents, utility patents, copyrights, design rights, trademarks, software, service marks and know how) whether capable of registration or not.

“Investment” has the meaning given to that term in Recital (A).

“Land Charge” means the first ranking land charge without certificate (Buchgrundschuld) in the amount of EUR 75,000,000 (plus 16% interest p.a. and 10% one-time supplementary payment) created under the Land Charge Creation Deed by which the Borrower will encumber its Property and certain of its assets falling within the statutory scope of the Land Charge (Grundschuldhaftungsverband) in favour of the Bank.

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“Land Charge Creation Deed” means any document by means of which the Land Charge is created and which includes, inter alia, an abstract acknowledgement of debt of the Borrower in the amount of the Land Charge (in each case subject to the submission to the immediate enforcement (sofortige Zwangsvollstreckungsunterwerfung) in personam and in rem for the full Land Charge amount), the Borower’s approval for registration (Eintragungsbewilligung) of the Land Charge in the land register, regardless of whether such document will be officially certified (öffentlich beglaubigt) or notarially recorded (notariell beurkundet).

“Lead Organisation” means the European Union, the United Nations and international standard setting organisations including the International Monetary Fund, the Financial Stability Board, the Financial Action Task Force, the Organisation for Economic Cooperation and Development and the Global Forum on Transparency and Exchange of Information for Tax Purposes and any successor organisations.

“List of Authorised Signatories and Accounts” means a list (signed by Authorised Signatories), in form and substance satisfactory to the Bank, setting out: (i) the Authorised Signatories, accompanied by evidence of signing authority of the persons named on the list and specifying if they have individual or joint signing authority, (ii) the specimen signatures of such persons, and (iii) the bank account(s) to which disbursements may be made under this Contract (specified by IBAN code if the country is included in the IBAN Registry published by SWIFT, or in the appropriate account format in line with the local banking practice), BIC/SWIFT code of the bank and the name of the bank account(s) beneficiary.

“Loan” means the aggregate of the amounts disbursed from time to time by the Bank under this Contract.

“Loan Outstanding” means the aggregate of the amounts disbursed from time to time by the Bank under this Contract that remains outstanding.

“Material Adverse Change” means, any event or change of condition, which, in the reasonable opinion of the Bank has a material adverse effect on:

(a)	the ability of any Obligor to perform its respective obligations under the Finance Documents;

(b)	the business, operations, property or condition (financial or otherwise) of any Obligor or the Group as a whole; or

(c)	the legality, validity or enforceability of, or the effectiveness or ranking or value of, any Security granted to the Bank, or the rights or remedies of the Bank under the Finance Documents.

“Material Subsidiary” means any Subsidiary of CureVac AG or the Borrower from time to time, whose gross revenues, Total Assets or EBITDA represents not less than 10% of (i) the consolidated gross revenues of the Group or, (ii) the Total Assets, or, (iii) as the case may be, the consolidated EBITDA of the Group, as calculated based on the then latest consolidated audited accounts of the Group.

“Maturity Date” means, for each Tranche, the sole Repayment Date of that Tranche as specified in the relevant Disbursement Offer, being the date falling seven (7) years from the respective Disbursement Date of the relevant Tranche. In case such date is not a Relevant Business Day, it means the preceding Relevant Business Day, with adjustment to the interest due under Article 4 (Interest).

“Non-EIB Financing” includes any loan (save for the Loan and any other direct loans from the Bank to the Borrower (or any other Group Company)), credit bond or other form of financial indebtedness or any obligation for the payment or repayment of money originally granted to the Borrower (or any other Group Company)) from an entity or person that is not a member of the Group for a term of more than 3 (three) years.

“Obligor” means the Borrower and each Guarantor.

“Permitted Disposal” means each disposal permitted in accordance with Sub-Paragraph (b) of Paragraph 7 (Disposal of assets) of Schedule H (General Undertakings).

“Permitted Guarantees” means each and every guarantee permitted in accordance with Paragraph 17 (Guarantees) of Schedule H (General Undertakings).

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“Permitted Hedging” has the meaning given to such term in Paragraph 18 (Hedging) of Schedule H (General Undertakings).

“Permitted Indebtedness” means the Existing Indebtedness (if any) and the Indebtedness of the Borrower and/or any Group Company which is permitted in accordance with Paragraph 16 (Indebtedness) of Schedule H (General Undertakings).

“Permitted Security” means the Existing Security (if any) and the Security of the Borrower and/or any Group Company which is permitted in accordance with Sub-Paragraph (c) of Paragraph 24 (Negative pledge) of Schedule H (General Undertakings).

“Prepayment Amount” means the amount of a Tranche to be prepaid by the Borrower in accordance with Articles 5.2 (Voluntary prepayment), 5.3 (Compulsory prepayment) or 9.1 (Right to demand repayment).

“Prepayment Date” means the date on which the Borrower proposes or is requested by the Bank, as applicable, to effect prepayment of a Prepayment Amount (for the avoidance of doubt, including a prepayment resulting from a cancellation of a Tranche).

“Prepayment Event” means any of the events described in Article 5.3 (Compulsory Prepayment).

“Prepayment Fee” has the meaning given to such term in the Finance Fee Letter.

“Prepayment Notice” means a written notice from the Bank to the Borrower in accordance with Article 5.2.3 (Prepayment mechanics).

“Prepayment Request” means a written request from the Borrower to the Bank to prepay all or part of the Loan Outstanding, in accordance with Article 5.2.1 (Prepayment option).

“Property” means the property of the Borrower at Waldhäuser Str., 72076 Tübingen, , Germany, registered with the land register (Grundbuch) of Tübingen, Germany, local court (Amtsgericht) of Böblingen, Germany, folio 99853.

“Qualified Person” means a qualified person as referred to in Article 48 of Directive 2001/83/EC for medicinal products for human use, as may be amended from time to time.

“Released Batch” means a Batch or Batches of a medicinal product that have been certified by a Qualified Person that the Batch is in compliance with the specification and satisfies the applicable legislation and all provisions and requirements for human use stipulated within authorisations approved by the competent authorities.

“Relevant Business Day” means a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007 (TARGET2) is open for the settlement of payments in EUR.

“Relevant Period” means each period of 12 (twelve) months ending on or about the last day of the financial year.

“Remuneration Cap” means, at any time, an amount of EUR 75,000,000 (seventy five million euro) or any other amount agreed between the Bank and the Borrower in writing.

“Remuneration Payments” has the meaning given to that term in Paragraph (a) of Article 4.2 (Variable Remuneration).

“Remuneration Payment Date” means the first 31 March within the Remuneration Period and, afterwards, any 31 March within the Remuneration Period following the first 31 March within the Remuneration Period.

“Remuneration Period” means a period commencing on the earlier of:

(a)	the first financial year in which CureVac AG has a positive EBITDA; and

(b)	the year 2025 (i.e. payment in 2025, function of the actual number of Batches produced in 2024),

and terminating on the date falling 12 (twelve) years later.

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“Repayment Date” shall mean the sole payment date specified in the Disbursement Offer for the repayment of a Tranche in accordance with Article 5.1 (Normal repayment).

“Repeating Representations” means each of the representations set out in Schedule G (Representations and Warranties) other than the representations set out in the Paragraphs thereof which are identified with the words “(Non-repeating)” at the end of the Paragraphs.

“SARS-CoV-2 Vaccine” means a vaccine against SARS-CoV-2, the virus that causes COVID-19 Syndrome developed by a Group Company.

“Security” means any mortgage, land charge (Grundschuld), security purpose agreement (Sicherungszweckvereinbarung), pledge, lien, charge, assignment, security transfer (Sicherungsübereignung), retention of title arrangements, hypothecation, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Purpose Agreement” means the security purpose agreement (Sicherungszweckvereinbarung) to be entered into by the Borrower as security grantor and the Bank as beneficiary in relation to the Land Charge.

“Security Documents” means each Guarantee Agreement, the Land Charge Creation Deed, the Security Purpose Agreement and any other document entered into by any person creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Senior Management Change” means that any Senior Management Personnel has ceased to be actively involved in the management of the Borrower without the Bank having given its prior written consent to such a change.

“Senior Management Personnel” means each of Ingmar Hoerr, Franz-Werner Haas, Florian von der Mülbe, Mariola Fotin-Mleczek and Pierre Kemula.

“Subsidiary” means a subsidiary (abhängiges Unternehmen) of which the Borrower (herrschendes Unternehmen) has direct or indirect control within the meaning of Section 17 AktG.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Technical Description” has the meaning given to it in Recital (A).

“Total Assets” means the total consolidated assets of the Group, as shown in CureVac AG´s latest consolidated financial statements, as at the end of any Relevant Period.

“Tranche” means each disbursement made or to be made under this Contract consisting of Tranche A, Tranche B and Tranche C. In the event that no Disbursement Acceptance has been received, Tranche shall mean a Tranche as offered under Article 2.2.2 (Disbursement Offer).

“Tranche A” means the first Tranche in the amount set out in Paragraph (a) of Article 2.2.1 (Tranches), in relation to which certain variable payments are granted to the Bank in accordance with Article 4.2 (Variable Remuneration) and a Deferred Interest Fixed Rate shall be paid in accordance with Article 4.1 (Deferred Interest Fixed Rate).

“Tranche B” means the second Tranche in the amount set out in Paragraph (b) of Article 2.2.1 (Tranches), in relation to which certain variable payments are granted to the Bank in accordance with Article 4.2 (Variable Remuneration) and a Deferred Interest Fixed Rate shall be paid in accordance with Article 4.1 (Deferred Interest Fixed Rate).

“Tranche C” means the third Tranche in the amount set out in Paragraph (c) of Article 2.2.1 (Tranches), in relation to which certain variable payments are granted to the Bank in accordance with Article 4.2 (Variable Remuneration) and a Deferred Interest Fixed Rate shall be paid in accordance with Article 4.1 (Deferred Interest Fixed Rate).

“Voluntary Non EIB Prepayment” means a voluntary prepayment by any Group Company, including any Guarantor, (for the avoidance of doubt, prepayment shall include a repurchase, redemption or cancellation where applicable) of a part or the whole of any Non-EIB Financing where:

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(a)	such prepayment is not made within a revolving credit facility (save for the cancellation of a revolving credit facility); or

(b)	such prepayment is not made out of the proceeds of a loan or other indebtedness having a term at least equal to the unexpired term of the Non-EIB Financing prepaid; or

(c)	such prepayment is not made under the DH Convertible Loan Agreement.

ARTICLE 2

Credit and Disbursements

2.1          Amount of Credit

By this Contract, the Bank establishes in favour of the Borrower, and the Borrower accepts, a credit in an amount of EUR 75,000,000 (seventy five million euro) for the financing of the Investment (the “Credit”).

2.2          Disbursement procedure

2.2.1       Tranches

The Bank shall disburse the Credit in Euros in three (3) Tranches, as set out below:

(a)	Tranche A, in an amount of at least EUR 15,000,000 (fifteen million euro) and up to EUR 25,000,000 (twenty five million euro);

(b)	Tranche B, in an amount of at least EUR 15,000,000 (fifteen million euro) and up to EUR 25,000,000 (twenty five million euro); and

(c)	Tranche C, in an amount of at least EUR 15,000,000 (fifteen million euro) and up to the undrawn balance of the Credit.

2.2.2       Disbursement Offer

Upon request by the Borrower and subject to Article 2.5 (Conditions of Disbursement), provided that no event mentioned in Sub-Paragraph (b) of Article 2.6 (Cancellation) has occurred and is continuing, the Bank shall send to the Borrower a Disbursement Offer for the disbursement of a Tranche. The latest time for receipt by the Borrower of a Disbursement Offer is [*****] days before the relevant Final Availability Date. The Disbursement Offer shall specify:

(a)	the amount of the Tranche;

(b)	the Disbursement Date, which shall be a Relevant Business Day, falling at least [*****] days after the date of the Disbursement Offer and on or before the Final Availability Date;

(c)	the interest rate basis of the Tranche, namely the Deferred Interest Fixed Rate;

(d)	the terms and frequency for repayment of principal (bullet);

(e)	the Maturity Date / Repayment Date; and

(f)	the Disbursement Acceptance Deadline.

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2.2.3       Disbursement Acceptance

(a)	The Borrower may accept a Disbursement Offer by delivering a Disbursement Acceptance to the Bank no later than the Disbursement Acceptance Deadline. The Disbursement Acceptance shall be signed by an Authorised Signatory with individual representation rights or 2 (two) or more Authorised Signatories with joint representation rights and shall specify the Disbursement Account to which disbursement of the Tranche should be made in accordance with Article 2.3 (Disbursement Account).

(b)	If a Disbursement Offer is duly accepted by the Borrower in accordance with its terms on or before the Disbursement Acceptance Deadline, and provided the conditions in Article 2.5.3 (All Tranches – Other Conditions) are met, the Bank shall make the Accepted Tranche available to the Borrower in accordance with the relevant Disbursement Offer and subject to the terms and conditions of this Contract.

(c)	The Borrower shall be deemed to have refused any Disbursement Offer which has not been duly accepted in accordance with its terms on or before the Disbursement Acceptance Deadline, in which case the Tranche shall not be made available to the Borrower by the Bank, and the Credit shall not be affected.

2.3          Disbursement Account

(a)	Disbursement shall be made to the Disbursement Account specified in the relevant Disbursement Acceptance, provided that such Disbursement Account is acceptable to the Bank.

(b)	Only one Disbursement Account may be specified for each Tranche.

2.4          Currency of disbursement

The Bank shall disburse each Tranche in EUR.

2.5          Conditions of Disbursement

2.5.1       Initial Documentary Conditions Precedent

No Disbursement Offer will be provided by the Bank under this Contract unless the Bank has confirmed that it has received all of the documents and other evidence listed in Part A of Schedule F (Initial Documentary Conditions Precedent) in form and substance satisfactory to it.

2.5.2       All Tranches - Documentary Conditions Precedent

No Disbursement Offer, including the first Disbursement Offer, will be provided by the Bank under this Contract unless the Bank has confirmed that it has received, in form and substance satisfactory to it:

(a)	a certificate from the Borrower in the form of Schedule D (Form of Drawdown Certificate), signed by one or more Authorised Signatories of the Borrower (as appropriate) and dated no earlier than the date falling 14 (fourteen) days before the relevant Disbursement Date;

(b)	a liquidity forecast for the next [*****] months of the Borrower; and

(c)	a certificate on the Borrower’s solvency position signed by one or more Authorised Signatories of the Borrower (as appropriate) which confirms that the Borrower has sufficient resources to pay its debts as they fall due for at least [*****] months from the Disbursement Date, not taking into account the disbursement of the proposed Tranche, including, without limitation, a current extract from the commercial register (Handelsregisterauszug) of the Borrower and an up-to-date search on www.insolvenzbekanntmachungen.de in relation to the Borrower attached to such certificate.

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2.5.3       All Tranches – Other Conditions

The Bank will only be obliged to make any Accepted Tranche available to the Borrower if on the Disbursement Date for the proposed Tranche:

(a)	the Repeating Representations are correct in all respects; and

(b)	no event or circumstance has occurred and is continuing which constitutes or would with the expiry of a grace period and/or the giving of notice under this Contract constitute:

(i)	an Event of Default; or

(ii)	a Prepayment Event, other than pursuant to Article 5.3.1 (Cost Reduction), or would, in each case, result from the disbursement of the proposed Tranche.

2.5.4       Tranche A – Additional Conditions Precedent

Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of Tranche A unless the Bank has confirmed that it has received in form and substance satisfactory to it:

(a)	evidence of Co-Funding to the Investment equal to the amount drawn under Tranche A; and

(b)	evidence that immunogenicity data has been generated in animals for the SARS-CoV-2 Vaccine candidate and that the immune response induced by the SARS-CoV-2 Vaccine candidate has been characterised; and

2.5.5       Tranche B – Additional Conditions Precedent

Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of Tranche B unless

(a)	Tranche A has been disbursed and the Bank has confirmed that it has received in form and substance satisfactory to it:

(b)	evidence of Co-Funding to the Investment equal to the amount drawn under Tranche B; and

(c)	evidence that the first patient has been successfully enrolled in a phase I clinical trial for a SARS-CoV-2 Vaccine.

2.5.6       Tranche C – Additional Conditions Precedent

Without prejudice to the generality of Articles 2.5.1 (Initial Documentary Conditions Precedent) to 2.5.3 (All Tranches – Other Conditions), no Disbursement Offer will be provided by the Bank under this Contract in respect of Tranche C unless

(a)	Tranche A and Tranche B have been disbursed and the Bank has confirmed that it has received in form and substance satisfactory to it:

(b)	evidence of Co-Funding to the Investment equal to the amount drawn under Tranche C; and

(c)	evidence that the detailed design process of GMP IV is completed; and

(d)	either of the following:

(i)	evidence that

(1)	the pivotal clinical trial for a SARS-CoV-2 Vaccine has met its endpoint and no further clinical supporting data is required to file for a marketing authorisation application in the EU for the SARS-CoV-2 Vaccine; and

(2)	the necessary arrangements have been made with a contract supplier to provide fill and finish facilities for CureVac’s SARS-CoV-2 Vaccine;

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or

(ii)	evidence that CureVac has other products in the development pipeline targeting infectious disease, for which, subject to successful progress, CureVac will utilise GMP IV to manufacture a proprietary infectious disease medicinal product;

or

(iii)	evidence that CureVac is engaged in discussions with other companies for the manufacture of products targeting infectious diseases on behalf of said companies in CureVac’s GMPIV facility.

2.6          Cancellation

(a)	The Borrower may send a written notice to the Bank requesting the cancellation of the undisbursed portion of the Credit. The written notice:

(i)	must specify whether the Borrower would like to cancel the undisbursed portion of the Credit in whole or in part and, if in part, the amount of the Credit the Borrower would like to cancel; and

(ii)	must not relate to an Accepted Tranche which has a Disbursement Date falling within [*****] Business Days of the date of the written notice.

Upon receipt of such written notice, the Bank shall cancel the requested undisbursed portion of the Credit with immediate effect.

(b)	At any time upon the occurrence of the following events, the Bank may notify the Borrower in writing that the undisbursed portion of the Credit shall be cancelled in whole or in part:

(i)	a Prepayment Event, which in case of a cancellation pursuant to Article 5.3.1 (Cost Reduction) only shall be in respect of an amount equal to the amount by which it is entitled to cancel the Credit under such Article 5.3.1 (Cost Reduction);

(ii)	an Event of Default or Default; or

(iii)	an event or circumstance which would with the passage of time or giving of notice under this Contract constitute a Prepayment Event other than pursuant to Article 5.3.1 (Cost Reduction).

On the date of such written notification the relevant undisbursed portion of the Credit shall be cancelled with immediate effect.

2.7          Fee for cancellation of an Accepted Tranche

(a)	If pursuant to Sub-Paragraph (a) of Article 2.6 (Cancellation) the Borrower cancels an Accepted Tranche, the Borrower shall pay to the Bank the Cancellation Fee in accordance with the terms of the Finance Fee Letter.

(b)	If pursuant to Sub-Paragraph (b) of Article 2.6 (Cancellation) the Bank cancels all or part of an Accepted Tranche, the Borrower shall pay to the Bank the Cancellation Fee in accordance with the terms of the Finance Fee Letter.

(c)	If an Accepted Tranche is not disbursed on the Disbursement Date because the conditions precedent set out in Article 2.5.3 (All Tranches – Other Conditions) are not satisfied on such date, such Tranche shall be cancelled and the Borrower shall pay to the Bank the relevant Cancellation Fee in accordance with the terms of the Finance Fee Letter.

2.8          Cancellation after expiry of the Credit

On the day following the Final Availability Date, and unless otherwise specifically agreed to in writing by the Bank, any part of the Credit in respect of which no Disbursement Acceptance has been received in accordance with Article 2.2.3 (Disbursement Acceptance) shall be automatically cancelled, without any notice being served by the Bank to the Borrower.

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2.9          Drop Dead Fee

(a)	The Borrower shall pay to the Bank the Drop Dead Fee in accordance with the terms of the Finance Fee Letter.

(b)	For the avoidance of doubt, the Drop Dead Fee payable under the Finance Fee Letter is independent of any other fees stipulated in this Contract.

2.10       Sums due under Article 2

Sums due under this Article 2 shall be payable in EUR. Sums due under this Article 2 shall be payable within [*****] days of the Borrower’s receipt of the Bank’s demand or within any longer period specified in the Bank’s demand.

ARTICLE 3

The Loan

3.1          Amount of Loan

The Loan shall comprise the aggregate amount of Tranches disbursed by the Bank under the Credit.

3.2          Currency of repayment, interest and other charges

(a)	Interest, Remuneration Payments, repayments and other charges payable in respect of each Tranche shall be made by the Borrower in EUR.

(b)	Any other payment shall be made in the currency specified by the Bank having regard to the currency of the expenditure to be reimbursed by means of that payment.

ARTICLE 4

Interest

4.1          Deferred Interest Fixed Rate

Interest shall accrue on the outstanding balance of each Tranche at the Deferred Interest Fixed Rate, and calculated on the basis of Article 6.1 (Day count convention), and such interest shall be due and payable on the Maturity Date of each Tranche or, where a Tranche is cancelled or prepaid, on the Prepayment Date. For the avoidance of doubt, any such interest shall not be capitalised and shall not bear interest (no compound interest (Zinseszins) within the meaning of Section 248 para. 1 BGB).

4.2          Variable Remuneration

(a)	Subject to Paragraph (b) below, in addition to the interest payable pursuant to Article 4.1 (Deferred Interest Fixed Rate) above and in consideration of the Bank making the Credit available to the Borrower in accordance with this Contract, the Borrower hereby grants and reserves for the benefit of the Bank, irrespectively of the amount disbursed under this Contract, a participation in each Released Batch during the Remuneration Period equal to EUR [*****] ([*****] euros) per Released Batch (the “Remuneration Payments”) and hereby undertakes to pay the relevant Remuneration Payments to the Bank subject to the terms of this Contract. For the avoidance of doubt and by way of distinction from a silent partnership (stille Beteiligung), the Bank does not participate in any loss of the Borrower or any other Group Company.

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(b)	The obligation of the Borrower to make Remuneration Payments pursuant to Paragraph (a) above shall exist only for so long as and to the extent that a due Remuneration Payment together with the aggregate amount of all preceding Remuneration Payments does not exceed the Remuneration Cap. For the avoidance of doubts, the cumulative amount of Remuneration Payments shall not exceed the Remuneration Cap.

(c)	Each Remuneration Payment shall:

(i)	be determined by an Independent Expert (the “Expert Determination”);

(ii)	be calculated on the actual number of Released Batches of the respective previous financial year (such information to be provided to the Bank by no later than March 1st of the current year); and

(iii)	become due and payable on the relevant Remuneration Payment Date,

within the Remuneration Period.

(d)	If the Bank and the Borrower have not appointed an Independent Expert within [*****] days of any such request, the Independent Expert shall be appointed by the President of the Chamber of Industry and Commerce Berlin (Industrie- und Handelskammer Berlin) upon application by either the Bank or the Borrower. The costs related to the Expert’s Determination shall be borne by the Borrower and the Expert’s Determination shall, in the absence of manifest error, be conclusive and binding on both parties to this Contract as to the matters to which it relates. The Borrower shall, within [*****] Business Days of delivery of the Expert’s Determination and upon the Bank’s demand, pay to the Bank the amount determined by the Expert Determination.

(e)	The Bank has at any time, and nothwithstanding the Expert Determination referred to above, the right to request the validation of any calculation of the number of Batches by an auditor, at any point in time, at the expenses of the Borrower.

(f)	The Borrower shall, notwithstanding the Expert Determinations, permit an Auditor, at reasonable times and at reasonable notice, to audit the books and records maintained by the Borrower to ensure the accuracy of the Remuneration Payments. The cost of this audit shall be borne by the Borrower. If any such audit concludes that additional amounts are owed to the Bank, subject to the Remuneration Cap, the Borrower shall pay the Bank such additional amounts with interest in accordance with Article 4.3 (Interest on overdue sums) within [*****] days of the date of the completion of such audit.

(g)	Instead of Remuneration Payments on an annual basis pursuant to the preceding Paragraphs (a) to (d), the Borrower shall have the right (but no obligation) to buy back any unpaid Remuneration Payments at any time with at least 30 (thirty) calendar days prior notice in full with a cash payment equal to the higher of (the “Buy-Back Amount”):

(i)	EUR [*****]; and

(ii)	“x-times” the disbursed amount under this Contract (irrespectively of whether or not such amount is still outstanding), where “x” equals:

(1)       [*****] during the first year after first disbursement under this Contract;

(2)       [*****] during the second year after first disbursement under this Contract;

(3)       [*****] during the third year after first disbursement under this Contract;

(4)       [*****] during the fourth year after first disbursement under this Contract; and

(5)       [*****] thereafter,

provided that the total Buy-Back Amount (cumulative) shall not exceed the Remuneration Cap. For the avoidance of doubt, the Remuneration Cap includes the Remuneration Payments already paid on an annual basis as well as the Buy-Back Amount.

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(h)	In case a Tranche is cancelled, prepaid pursuant to Articles 5.2 (Voluntary prepayment) or 5.3 (Compulsory prepayment), or prepaid due to an Event of Default within the Remuneration Period, the Bank shall have the right (but not the obligation) to demand from the Borrower the payment of the Buy-Back Amount (up to the Remuneration Cap) at its discretion. The Borrower shall, within [*****] Business Days upon the Bank’s demand, pay to the Bank the Buy-Back Amount.

(i)	For the avoidance of doubt, the Borrower’s obligation under this Article 4.2 (Variable Remuneration) to make payments shall continue regardless of:

(i)	any cancellation or prepayment in respect of a Tranche within the Remuneration Period pursuant to Articles 5.2 (Voluntary prepayment) or 5.3 (Compulsory prepayment), or

(ii)	any repayment of a Tranche in accordance with Article 5.1 (Normal repayment),

unless the Bank has exercised its rights under Paragraphs (h) of this Article 4.2 (Variable Remuneration) and the Borrower has made the payment required under such Paragraph.

(j)	The Borrower shall withhold any statutory withholding tax (Kapitalertragssteuer) from the Remuneration Payments and shall pay it to the competent tax office.

(k)	Sums due under this Article 4.2 (Variable Remuneration) shall be payable in EUR. For the calculation of the Remuneration Payment, where amounts relating to such calculation are received by the Borrower in currencies other than EUR, the applicable rate published by the European Central Bank in Frankfurt on the Business Day preceding the relevant Remuneration Payment Date shall apply to determine such amounts equivalent in EUR.

4.3          Interest on overdue sums

(a)	Without prejudice to Article 9 (Events of default) and by way of exception to Article 4.1 (Deferred Interest Fixed Rate), if the Borrower fails to pay any amount (other than any interest amount or any Remuneration Payment) payable by it under this Contract on its due date, interest shall accrue on any such overdue amount (other than any interest amount) from the due date to the date of actual payment at an annual rate equal to:

(i)	for overdue sums related to a Tranche, the higher of (A) the applicable Deferred Interest Fixed Rate plus [*****]% ([*****] basis points) or (B) EURIBOR plus [*****]% ([*****] basis points);

(ii)	for overdue sums other than under Sub-Paragraph (i) above, EURIBOR plus [*****]% ([*****] basis points),

and shall be payable in accordance with the demand of the Bank.

(b)	If the Borrower fails to pay any interest amount or any Remuneration Payment due and payable by it under this Contract on its due date, it shall make a liquidated damages payment (pauschalierter Schadensersatz) from the due date up to the date of actual payment at an annual rate equal to the higher of (i) the applicable Fixed Rate plus [*****]% ([*****] basis points) or (ii) EURIBOR plus [*****]% ([*****] basis points), provided that the Borrower shall have the right to prove that no damages have arisen, or that damages have not arisen in the asserted amount. The amount determined in accordance with this Sub-Paragraph (b) of Article 4.3 (Interest on overdue sums) shall be payable in accordance with the demand of the Bank.

(c)	For the purpose of determining EURIBOR in relation to this Article 4.3 (Interest on overdue sums), the relevant periods within the meaning of Schedule B (Definition of EURIBOR) shall be successive periods of one month commencing on the due date.

(d)	If the overdue sum is in a currency other than the currency of the Loan, the relevant interbank rate that is generally retained by the Bank for transactions in that currency plus [*****]% ([*****] basis points) shall apply, calculated in accordance with the market practice for such rate.

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ARTICLE 5

Repayment

5.1          Normal repayment

The Borrower shall repay each Tranche, together with all other amounts outstanding under this Contract in relation to that Tranche, in a single instalment on the Maturity Date of that Tranche.

5.2          Voluntary prepayment

5.2.1       Prepayment option

(a)	Subject to Articles 5.2.2 (Prepayment Fee), 5.2.3 (Prepayment mechanics) and 5.4 (General), the Borrower may prepay all or part of any Tranche, together with accrued interest (including any interest under Article 4.1 (Deferred Interest Fixed Interest) and any Remuneration Payment (up to the Remuneration Cap) specified under Article 4.2 (Variable Remuneration)), any Prepayment Fee and indemnities if any, upon giving a Prepayment Request with at least [*****] calendar days prior notice specifying:

(i)       the Prepayment Amount;

(ii)      the Prepayment Date; and

(iii)     the Contract Number.

(b)	The Prepayment Request shall be irrevocable.

5.2.2       Prepayment Fee

If the Borrower prepays a Tranche, the Borrower shall pay the relevant Prepayment Fee in accordance with the terms of the Finance Fee Letter.

5.2.3       Prepayment mechanics

Upon presentation by the Borrower to the Bank of a Prepayment Request, the Bank shall issue a Prepayment Notice to the Borrower, not later than [*****] days prior to the Prepayment Date. The Prepayment Notice shall specify the Prepayment Amount, the accrued interest due thereon, the Remuneration Payments and the Prepayment Fee. If the Prepayment Notice specifies the Prepayment Fee, it shall also specify the deadline by which the Borrower may accept the Prepayment Notice, and the Borrower must accept the Prepayment Notice no later than such deadline as a condition to prepayment.

The Borrower shall make a prepayment in accordance with the Prepayment Notice and shall accompany the prepayment by the payment of accrued interest (including any interest under Articles 4.1 (Deferred Interest Fixed Rate) and any Remuneration Payment (up to the Remuneration Cap) specified under Article 4.2 (Variable Remuneration)) and the Prepayment Fee or indemnity, if any, due on the Prepayment Amount, as specified in the Prepayment Notice, and shall identify the Contract Number in the prepayment transfer.

5.3          Compulsory prepayment

5.3.1       Cost Reduction

If the total cost of the Investment at completion by the final date specified in the Technical Description falls below the figure stated in Recital (A) so that the amount of the Credit exceeds 50% (fifty per cent.) of such total cost, the Bank may forthwith, by notice to the Borrower, cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan Outstanding up to the amount by which the Credit exceeds 50% (fifty per cent.) of the total cost of the Investment.

5.3.2      Change Events

The Borrower shall promptly inform the Bank if:

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(a)	a Change-of-Control Event has occurred or is likely to occur in respect of itself or a Guarantor;

(b)	there is or is likely to be an enactment, promulgation, execution or ratification of or any change in or amendment to any law, rule or regulation (or in the application or official interpretation of any law, rule or regulation) that occurs or is likely to occur after the date of this Contract and which, in the opinion of the Borrower, would impair an Obligor’s ability to perform its obligations under the Finance Documents; or

(c)	a Senior Management Change has occurred or is likely to occur.

In such case, or if the Bank has reasonable cause to believe that a Change-of-Control Event, a Change-of-Law Event or a Senior Management Change has occurred or is likely to occur, the Borrower shall, on request of the Bank, consult with the Bank as to the impact of such event. If [*****] days have passed since the date of such request and the Bank is of the opinion that the effects of such event cannot be mitigated to its satisfaction, or in any event if a Change-of-Control Event, Change-of-Law Event or Senior Management Change has actually occurred, the Bank may by notice to the Borrower, cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan Outstanding, together with accrued interest and all other amounts accrued or outstanding under this Contract.

5.3.3      Illegality

If it becomes unlawful in any applicable jurisdiction for the Bank to perform any of its obligations as contemplated in this Contract or to fund or maintain the Loan, the Bank shall promptly notify the Borrower and may immediately cancel the undisbursed portion of the Credit and/or demand prepayment of the Loan Outstanding, together with accrued interest and all other amounts accrued or outstanding under this Contract.

5.3.4      Disposals

If the Borrower disposes of assets forming part of the Investment or shares in subsidiaries holding assets forming part of the Investment, without the approval of the Bank or not in accordance with Sub-Paragraph (b) of Paragraph 7 (Disposal of assets) of Schedule H (General Undertakings), then the Borrower shall apply all proceeds of such disposal to prepay the Loan Outstanding (in part or in whole), together with accrued interest, promptly following receipt of such proceeds in accordance with Sub-Paragraph (b) of Paragraph 7 (Disposal of assets) of Schedule H (General Undertakings).

5.3.5       Expiry of Guarantee Agreement

If:

(a)	a Guarantee Agreement has a shorter duration than this Contract (as modified, extended and/or prolonged from time to time); and

(b)	on the date falling [*****] days prior to the initial expiry date or, as the case may be, to any subsequent expiry date agreed under that Guarantee Agreement, the Borrower has failed to procure extension of the duration of the obligations of that Guarantor under that Guarantee Agreement or, as the case may be, to replace that Guarantor by another guarantor on terms acceptable to the Bank or provide additional security for the Loan in manner, form and substance satisfactory to the Bank, the Bank may, without prejudice to its other rights, require the Borrower to prepay the Loan Outstanding (in part or in whole), together with accrued interest (if any) and all other amounts accrued or outstanding under this Contract.

5.3.6       Pari Passu to Non-EIB Financing

If:

(a)	a Voluntary Non EIB Prepayment has occurred the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan; or

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(b)	(i) a Voluntary Non EIB Prepayment is likely to occur, (ii) the Bank has requested a consultation in respect of such Voluntary Non EIB Prepayment, (iii) the Borrower has complied with such request (to the satisfaction of the Bank) and (iv) at least [*****] days have passed since the date of such request, the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan; or

(c)	(i) a Voluntary Non EIB Prepayment is likely to occur, (ii) the Bank has requested a consultation in respect of such Voluntary Non EIB Prepayment, (iii) the Borrower has not complied with such request within a reasonable period set by the Bank and (iv) at least [*****] days have passed since the date of such request, the Bank may, by notice to the Borrower, cancel the undisbursed portion of the Credit and demand prepayment of the Loan.

The proportion of the Loan that the Bank may require to be prepaid shall in each case of Paragraphs (a) to (c) above be the same as the proportion that the prepaid amount of the Non-EIB Financing bears to the aggregate outstanding amount of all Non-EIB Financing.

5.3.7       Prepayment Fee

In the case of a Prepayment Event in relation to a Tranche (except pursuant to Article 5.3.3 (Illegality)), the Borrower shall pay the relevant Prepayment Fee in accordance with the terms of the Finance Fee Letter.

5.3.8       Prepayment mechanics

Any sum demanded by the Bank pursuant to Articles 5.3.1 (Cost Reduction) to 5.3.6 (Pari Passu to Non-EIB Financing) shall be paid on the date indicated by the Bank in its notice of demand, such date being a date falling not less than [*****] days from the date of the demand (or, if earlier, the last day of any applicable grace period permitted by law in respect of the event in Article 5.3.3 (Illegality)).

5.4          General

(a)	A repaid or prepaid amount may not be reborrowed.

(b)	If the Borrower prepays a Tranche on a date other than a relevant Repayment Date, or if the Bank exceptionally accepts, solely upon the Bank’s discretion, a Prepayment Request with prior notice of less than [*****] calendar days, the Borrower shall pay to the Bank an administrative fee in such an amount as the Bank shall notify to the Borrower.

ARTICLE 6

Payments

6.1          Day count convention

Any amount due under this Contract and calculated in respect of a fraction of a year shall be determined based on a year of 360 (three hundred and sixty) days and a month of 30 (thirty) days.

6.2          Time and place of payment

(a)	If neither this Contract nor the Bank’s demand specifies a due date, all sums other than sums of interest, indemnity and principal are payable within [*****] days of the Borrower’s receipt of the Bank’s demand.

(b)	Each sum payable by the Borrower under this Contract shall be paid to the following account:

Bank:	[*****]

City:	[*****]

Account number:	[*****]

SWIFT Code/BIC:	[*****]

Remark:	[*****]

or such other account notified by the Bank to the Borrower.

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(c)	The Borrower shall provide the Contract Number as a reference for each payment made under this Contract.

(d)	Any disbursements by and payments to the Bank under this Contract shall be made using account(s) acceptable to the Bank. Any account in the name of the Borrower held with a duly authorised financial institution in the jurisdiction where the Borrower is incorporated or where the Investment is undertaken is deemed acceptable to the Bank.

6.3          No set-off by the Borrower

All payments to be made by the Borrower under this Contract shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim, unless the counterclaim is undisputed (unbestritten) or has been confirmed in a final non-appealable judgement (rechtskräftig festgestellt).

6.4          Disruption to Payment Systems

If either the Bank determines (in its discretion) that a Disruption Event has occurred or the Bank is notified by the Borrower that a Disruption Event has occurred:

(a)	the Bank may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of this Contract as the Bank may deem necessary in the circumstances;

(b)	the Bank shall not be obliged to consult with the Borrower in relation to any changes mentioned in Sub-Paragraph (a) of Article 6.4 (Disruption to Payment Systems) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes; and

(c)	the Bank shall not be liable for any damages, costs or losses whatsoever arising as a result of a Disruption Event or for taking or not taking any action pursuant to or in connection with this Article 6.4 (Disruption to Payment Systems).

6.5          Application of sums received

6.5.1       General

Sums received from the Borrower shall only discharge its payment obligations if and when received in accordance with the terms of this Contract.

6.5.2      Partial payments

If the Bank receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under this Contract, the Bank shall apply that payment in or towards payment of:

(a)       first, any unpaid fees, costs, indemnities and expenses due under this Contract;

(b)       secondly, any accrued interest due but unpaid under this Contract;

(c)       thirdly, any principal due but unpaid under this Contract; and

(d)       fourthly, any Remuneration Payments due but unpaid under this Contract; and

(e)       lastly, any other sum due but unpaid under this Contract.

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6.5.3       Allocation of sums related to Tranches

(a)	Sums received by the Bank following a partial prepayment pursuant to Article 5.3 (Compulsory prepayment) or a demand under Article 9.1 (Right to demand repayment) and applied to a Tranche, shall reduce the outstanding instalments in inverse order of maturity. The Bank may apply sums received between Tranches at its discretion.

(b)	In case of receipt of sums which cannot be identified as applicable to a specific Tranche, and on which there is no agreement between the Bank and the Borrower on their application, the Bank may apply these between Tranches at its discretion.

ARTICLE 7

Borrower undertakings and representations

(a)	The Borrower makes the representations and warranties set out in Schedule G (Representations and Warranties) to the Bank on the date of this Contract in respect of itself and, where applicable, the other Obligors.

(b)	The Repeating Representations are deemed to be made by the Borrower (in respect of itself and, where applicable, the other Obligors) on the date of each Disbursement Acceptance, each Disbursement Date, Remuneration Payment Date and each Repayment Date by reference to the facts and circumstances then existing.

(c)	The undertakings in Schedule H (General Undertakings) and Schedule I (Information and Visits) remain in force from the date of this Contract for so long as any amount is outstanding under this Contract or the Credit is available.

ARTICLE 8

Charges and expenses

8.1          Taxes, duties and fees

The Borrower shall pay all Taxes, duties, fees and other impositions of whatsoever nature, including stamp duty and registration fees, arising out of the execution or implementation of each Finance Document or any related document and the creation, perfection, registration or enforcement of any security for the Loan to the extent applicable.

The Borrower shall pay all principal, interest, Remuneration Payments, indemnities and other amounts due under this Contract gross without any withholding or deduction of any national or local impositions whatsoever, provided that if the Borrower is required by law or an agreement with a governmental authority or otherwise to make any such withholding or deduction, it will gross up the payment to the Bank so that after withholding or deduction, the net amount received by the Bank is equivalent to the sum due.

8.2          Other charges

(a)	The Borrower shall bear all charges and expenses, including any notarial and legal fees, professional, banking or exchange charges:

(i)

(1)	reasonably incurred in connection with the preparation, execution and implementation; and

(2)	incurred in connection with the enforcement and termination,

of the Finance Documents (including, but not limited to, any Guarantee Agreement entered into pursuant to Paragraph 17 (Guarantees) of Schedule H (General Undertakings)); and

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(ii)	incurred in connection with any related document, any amendment, supplement or waiver in respect of the Finance Documents or any related document; and

(iii)

(1)	reasonably incurred in connection with the amendment, creation and management; and

(2)	incurred in connection with the enforcement and realisation, of any security for the Loan.

(b)	The Bank shall provide documentary support for any such charges or expenses upon the Borrower’s request.

8.3          Increased costs, indemnity and set-off

(a)	The Borrower shall pay to the Bank any costs or expenses incurred or suffered by the Bank as a consequence of the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or compliance with any law or regulation which occurs after the date of this Contract, in accordance with or as a result of which (i) the Bank is obliged to incur additional costs in order to fund or perform its obligations under this Contract, or (ii) any amount owed to the Bank under this Contract or the financial income resulting from the granting of the Credit or the Loan by the Bank to the Borrower is reduced or eliminated.

(b)	Without prejudice to any other rights of the Bank under this Contract or under any applicable law, the Borrower shall indemnify and hold the Bank harmless from and against any loss incurred as a result of any full or partial discharge that takes place in a manner other than as expressly set out in this Contract.

(c)	The Bank may set off any matured obligation due from the Borrower under any Finance Document (to the extent beneficially owned by the Bank) against any satisfiable (erfüllbar) obligation (within the meaning of Section 387 BGB) owed by the Bank to the Borrower regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Bank may set off in an amount estimated by it in good faith to be the amount of that obligation.

ARTICLE 9

Events of default

9.1          Right to demand repayment

The Bank may demand (in writing) without prior notice or any judicial or extra judicial step immediate repayment by the Borrower of all or part of the Loan Outstanding (as requested by the Bank), together with accrued interest, any Remuneration Payment, any Prepayment Fee and all other accrued or outstanding amounts under this Contract, if:

(a)	any amount payable pursuant to any Finance Document is not paid on the due date at the place and in the currency in which it is expressed to be payable, unless (i) its failure to pay is caused by an administrative or technical error or a Disruption Event and (ii) payment is made within [*****] Business Days of its due date;

(b)	any information or document given to the Bank by or on behalf of any Obligor or any representation, warranty or statement made or deemed to be made by the Borrower in, pursuant to or for the purpose of entering into any Finance Document or in connection with the negotiation or performance of any Finance Document is or proves to have been incorrect, incomplete or misleading in any material respect;

(c)	following any default of any Obligor in relation to any loan, or any obligation arising out of any financial transaction, other than the Loan,

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(i)	such Obligor is required or is capable of being required or will, following expiry of any applicable contractual grace period, be required or be capable of being required to prepay, discharge, close out or terminate ahead of maturity such other loan or obligation; or

(ii)	any financial commitment for such other loan or obligation is cancelled or suspended.

(d)	any Obligor is or admits to be unable to pay its debts as they fall due, or suspends any of its debts, or makes or seeks to make a composition with its creditors including a moratorium, or commences negotiations with one or more of its creditors with a view to rescheduling any of its financial indebtedness;

(e)	any corporate action, legal proceedings or other procedure or step is taken in relation to the suspension of payments, a moratorium of any indebtedness, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) or an order is made or an effective resolution is passed for the winding up of any Obligor, or if any Obligor takes steps towards a substantial reduction in its capital, is declared insolvent or ceases or resolves to cease to carry on the whole or any substantial part of its business or activities or any situation similar to any of the above occurs under any applicable law;

(f)	if the DH Convertible Loan Agreement is repaid, but the DH Investment is not made by 31 December 2020;

(g)	any Obligor incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of Section 17 InsO or is overindebted (überschuldet) within the meaning of Section 19 InsO;

(h)	an encumbrancer takes possession of, or a receiver, liquidator, administrator, administrative receiver or similar officer is appointed, whether by a court of competent jurisdiction or by any competent administrative authority or by any person, of or over, any part of the business or assets of any Obligor or any property forming part of the Investment;

(i)	any Obligor defaults in the performance of any obligation in respect of any other loan granted by the Bank or financial instrument entered into with the Bank;

(j)	any Obligor defaults in the performance of any obligation in respect of any other loan made to it from the resources of the Bank or the European Union;

(k)	any distress, execution, sequestration or other process is levied or enforced upon the property of any Obligor or any property forming part of the Investment and is not discharged or stayed within [*****] days;

(l)	a Material Adverse Change occurs, as compared with the position at the date of this Contract;

(m)	it is or becomes unlawful for any Obligor to perform any of its obligations under the Finance Documents, or the Finance Documents are not effective in accordance with its terms or is alleged by any Obligor to be ineffective in accordance with its terms; or

(n)	any Obligor fails to comply with any other provision under the Finance Documents (including, without limitation, each of the undertakings in Schedule H (General Undertakings) and Schedule I (Information and Visits)), unless the non-compliance or circumstance giving rise to the non-compliance is capable of remedy and is remedied within [*****] Business Days from the earlier of the Borrower becoming aware of the non-compliance and a notice served by the Bank on the Borrower.

9.2          Other rights at law

Article 9.1 (Right to demand repayment) shall not restrict any other right of the Bank at law (e.g. pursuant to Sections 314 or 490 BGB) to require prepayment of the Loan Outstanding together with any sum, interest, fee or accrued amount, irrespectively of the fact that this Contract might convert into a so called settlement contractual relationship (Abwicklungsschuldverhältnis).

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9.3          Prepayment Fee

In case of demand under Article 9.1 (Right to demand repayment), the Borrower shall pay the Bank the amount demanded together with the relevant Prepayment Fee.

9.4          Non-Waiver

No failure or delay or single or partial exercise by the Bank in exercising any of its rights or remedies under this Contract shall be construed as a waiver of such right or remedy. The rights and remedies provided in this Contract are cumulative and not exclusive of any rights or remedies provided by law.

ARTICLE 10

Law and jurisdiction, miscellaneous

10.1       Governing Law

This Contract and any non-contractual obligations arising out of or in connection with it shall be governed by the laws of Germany.

10.2       Jurisdiction

(a)	The courts of Frankfurt am Main, Germany have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Contract (including a dispute regarding the existence, validity or termination of this Contract or the consequences of its nullity) or any non-contractual obligation arising out of or in connection with this Contract.

(b)	The parties agree that the courts of Frankfurt am Main, Germany are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

(c)	This Article 10.2 (Jurisdiction) is for the benefit of the Bank only. As a result and notwithstanding Sub-Paragraph (a) above, it does not prevent the Bank from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

10.3       Place of performance

Unless otherwise specifically agreed by the Bank in writing, the place of performance under this Contract, shall be the seat of the Bank.

10.4       Evidence of sums due

In any legal action arising out of this Contract the certificate of the Bank as to any amount or rate due to the Bank under this Contract shall, in the absence of manifest error, be prima facie evidence of such amount or rate.

10.5       Third party rights

A person who is not a party to this Contract has no right to enforce or to enjoy the benefit of any term of this Contract (no echter Vertrag zugunsten Dritter within the meaning of Section 328 para. 1 BGB).

10.6       Entire Agreement

This Contract (together with the other Finance Documents) constitutes the entire agreement between the Bank and the Borrower in relation to the provision of the Credit hereunder, and supersedes any previous agreement, whether express or implied, on the same matter.

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10.7        Invalidity

If at any time any term of this Contract is or becomes illegal (nichtig), invalid or unenforceable in any respect, or this Contract is or becomes ineffective (unwirksam) in any respect, under the laws of any jurisdiction, such illegality (Nichtigkeit), invalidity, unenforceability or ineffectiveness (Unwirksamkeit) shall indisputably (unwiderlegbar) not affect:

(a)	the legality, validity or enforceability in that jurisdiction of any other term of this Contract or the effectiveness in any other respect of this Contract in that jurisdiction; or

(b)	the legality, validity or enforceability in other jurisdictions of that or any other term of this Contract or the effectiveness of this Contract under the laws of such other jurisdictions,

without any party to this Contract having to argue (darlegen) and prove (beweisen) such party’s intent to uphold this Contract even without the void, invalid or ineffective provisions.

The illegal, invalid, unenforceable or ineffective provision shall be deemed replaced by such legal, valid, enforceable and effective provision that in legal and economic terms comes closest to what the parties to this Contract intended or would have intended in accordance with the purpose of this Contract if they had considered the point at the time of conclusion of this Contract. The same applies in the event that this Contract or any other Finance Document does not contain a provision which it needs to contain in order to achieve the economic purpose as expressed herein (Regelungslücke).

10.8        Amendments

Any amendment to this Contract (including this Article 10.8) or any other Finance Document shall be made in writing (or in notarial form, if required) and shall be signed by the parties hereto.

10.9        Counterparts

This Contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

10.10      Assignment and transfer by the Bank

(a)	The Bank may assign or transfer (by way of novation, assumption of contract (Vertragsübernahme), sub-participation or otherwise) all or part of its rights, benefits or obligations under the Finance Documents. The Borrower herewith consents to any such assignment or transfer.

(b)	The Bank shall have the right to disclose all information relating to or concerning the Borrower, the Group, the Finance Documents and the Loan in connection with or in contemplation of any such assignment or transfer.

ARTICLE 11

Final Articles

11.1        Notices

11.1.1     Form of notice

(a)	Any notice or other communication given under this Contract must be in writing and, unless otherwise stated, may be made by letter or electronic mail.

(b)	Notices and other communications for which fixed periods are laid down in this Contract or which themselves fix periods binding on the addressee, may be made by hand delivery, registered letter or by electronic mail. Such notices and communications shall be deemed to have been received by the other party:

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(i)	on the date of delivery in relation to a hand-delivered or registered letter; or

(ii)	in the case of any electronic mail, only when actually received in readable form and in the case of an electronic mail sent by an Obligor to the Bank only if it is addressed in such a manner as the Bank shall specify for this purpose.

(c)	Any notice provided by an Obligor to the Bank by electronic mail shall:

(i)	mention the Contract Number in the subject line; and

(ii)	be in the form of a non-editable electronic image (pdf, tif or other common non-editable file format agreed between the parties) of the notice signed by one or more Authorised Signatories of the Borrower as appropriate, attached to the electronic mail.

(d)	Notices issued by the Borrower pursuant to any provision of this Contract shall, where required by the Bank, be delivered to the Bank together with satisfactory evidence of the authority of the person or persons authorised to sign such notice on behalf of the Borrower and the authenticated specimen signature of such person or persons.

(e)	Without affecting the validity of electronic mail or communication made in accordance with this Article 11.1 (Notices), the following notices, communications and documents shall also be sent by registered letter to the relevant party at the latest on the immediately following Business Day:

(i)	Disbursement Acceptance;

(ii)	any notices and communication in respect of the cancellation of a disbursement of any Tranche, Prepayment Request, Prepayment Notice, Event of Default, any demand for prepayment, and

(iii)	any other notice, communication or document required by the Bank.

(f)	The parties agree that any above communication (including via electronic mail) is an accepted form of communication, shall constitute admissible evidence in court and shall have the same evidential value as an agreement under hand.

(g)	Any communication or document made or delivered to the Borrower in accordance with this Article 11.1 (Notices) will be deemed to have been made or delivered to each of the Obligors or any other member of the Group party to a Finance Document. Each Obligor incorporated in Germany, for this purpose, appoints the Borrower as its receipt agent (Empfangsboten).

11.1.2     Addresses

The address and electronic mail address (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication to be made or document to be delivered under or in connection with this Contract is:

For the Bank	Attention: [*****]
100 boulevard Konrad Adenauer
L-2950 Luxembourg
Email address: [*****]

For the Borrower	Attention: [*****]
Friedrich-Miescher-Str 15
72076 Tübingen
Germany
Email address: [*****] [*****]

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11.1.3    Demand after notice to remedy

The Bank and the Borrower shall promptly notify the other party in writing of any change in their respective communication details.

11.2        English language

(a)	Any notice or communication given under or in connection with this Contract must be in English.

(b)	To the extent required by local law, Security Documents shall be in the language required under the relevant local law; in particular any documentation in relation to the Land Charge to be filed with the land register (Grundbuchamt) shall be in German.

(c)	All other documents provided under or in connection with this Contract must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Bank, accompanied by a certified English translation and, in this case, the English translation will prevail.

11.3        Conclusion of this Contract (Vertragsschluss)

(a)	The parties to this Contract may choose to conclude this Contract by an exchange of signed signature page(s), transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or attached as an electronic photocopy (.pdf, .tif, etc) to electronic mail.

(b)	If the parties to this Contract choose to conclude this Contract pursuant to this Article 11.3 (Conclusion of this Contract (Vertragsschluss)), they will transmit the signed signature page(s) of this Contract to [*****] (each a “Recipient”). This Contract will be considered concluded once a Recipient has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from both parties to this Contract (whether electronic photocopy or other means of telecommunication and at the time of the receipt of the last outstanding signature page(s) by such one Recipient).

(c)	For the purposes of this Article 11.3 (Conclusion of this Contract (Vertragsschluss)) only, the parties to this Contract appoint each Recipient as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from both and for both parties to this Contract. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

(d)	For the purposes of proof and confirmation, each party to this Contract has to provide the Recipients with original signature page(s) promptly, but no later than [*****] Business Days, after signing this Contract in accordance with this Article 11.3 (Conclusion of this Contract (Vertragsschluss)). The Bank may demand that the Borrower subsequently sign one or more copies of this Contract.

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IN WITNESS WHEREOF the parties hereto have caused this Contract to be executed in three (3) originals (two (2) originals for the Bank and one (1) original for the Borrower) in the English language.

Signed for and on behalf of		Signed for and on behalf of
EUROPEAN INVESTMENT BANK		CUREVAC REAL ESTATE GMBH

/s/ Tero PIETILA	/s/ Ayse Nil ADA
Name: Tero PIETILA	Name:Ayse Nil ADA	Name:	Name:

Title: Head of Division	Title: Legal Counsel	Title:	Title:

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IN WITNESS WHEREOF the parties hereto have caused this Contract to be executed in three (3) originals (two (2) originals for the Bank and one (1) original for the Borrower) in the English language.

Signed for and on behalf of	Signed for and on behalf of
EUROPEAN INVESTMENT BANK	CUREVAC REAL ESTATE GMBH

		/s/ Florian von der Mülbe	/s/ Reinhard Rapp
Name:	Name:	Name: Florian von der Mülbe	Name: Reinhard Rapp

Title:	Title:	Title: Managing Director	Title: Managing Director

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Schedule A

Investment Specification and Reporting

A.1       Technical Description

[*****]

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A.2       Information Duties

1.             Dispatch of information: designation of the person responsible

The information below has to be sent to the Bank under the responsibility of:

[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]
[*****]	[*****]

The above-mentioned contact person(s) is (are) the responsible contact(s) for the time being.

The Borrower shall inform the EIB immediately in case of any change.

2.             Information on the project’s implementation

The Borrower shall deliver to the Bank the following information on project progress during implementation at the latest by the deadline indicated below.

[*****]	[*****]	[*****]
[*****]	[*****]	[*****]

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3.       Information on the end of works and first year of operation

The Borrower shall deliver to the Bank the following information on project completion and initial operation at the latest by the deadline indicated below.

[*****]	[*****]
[*****]	[*****]

Language of reports	English

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Schedule B

Definitions of EURIBOR

EURIBOR

“EURIBOR” means:

[*****]

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Schedule C

Form of Disbursement Offer/Acceptance

To:	CureVac Real Estate GmbH

From:	European Investment Bank

Date:

Subject:	Disbursement Offer/Acceptance for the Finance Contract between European Investment Bank and CureVac Real Estate GmbH dated [*****] (the “Finance Contract”)

Contract Number [*****]

Serapis Number [*****]

Dear Sirs,

We refer to the Finance Contract. Terms defined in the Finance Contract have the same meaning when used in this letter.

Following your request for a Disbursement Offer from the Bank, in accordance with Article 2.2.2 (Disbursement Offer) of the Finance Contract, we hereby offer to make available to you the following Tranche:

(a)       Tranche [A/B/C]

(b)       Amount to be disbursed:

(c)       Disbursement Date:

(d)       Deferred Interest Fixed Rate:

(e)       Repayment Date:

(f)       Terms and frequency for repayment of principal:

(g)       Maturity Date:

To make the Tranche available subject to the terms and conditions of the Finance Contract, the Bank must receive a Disbursement Acceptance in the form of a copy of this Disbursement Offer duly signed on your behalf, to the following electronic mail [•] no later than the Disbursement Acceptance Deadline of [time], Luxembourg time, on [date].

The Disbursement Acceptance below must be signed by an Authorised Signatory and must be fully completed as indicated, to include the details of the Disbursement Account.

If not duly accepted by the above stated time, the offer contained in this document shall be deemed to have been refused and shall automatically lapse.

If you do accept the Tranche as described in this Disbursement Offer, all the related terms and conditions of the Finance Contract shall apply, in particular, the provisions of Article 2.5 (Conditions of Disbursement).

Yours faithfully,

EUROPEAN INVESTMENT BANK

We hereby accept the above Disbursement Offer for and on behalf of the Borrower:

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Date:

Account to be credited1:

Account N°:

Account Holder/Beneficiary:

(please, provide IBAN format if the country is included in IBAN Registry published by SWIFT, otherwise an appropriate format in line with the local banking practice should be provided)

Bank name, identification code (BIC) and address:

Payment details to be provided:

Please transmit information relevant to:

Name(s) of the Borrower’s Authorised Signatory(ies):

Signature(s) of the Borrower’s Authorised Signatory(ies):

Name(s) / Title(s)

IMPORTANT NOTICE TO THE BORROWER:

BY COUNTERSIGNING ABOVE YOU CONFIRM THAT THE LIST OF AUTHORISED SIGNATORIES AND ACCOUNTS PROVIDED TO THE BANK WAS DULY UPDATED PRIOR TO THE PRESENTATION OF THE ABOVE DISBURSEMENT OFFER BY THE BANK.

IN THE EVENT THAT ANY SIGNATORIES OR ACCOUNTS APPEARING IN THIS DISBURSEMENT ACCEPTANCE ARE NOT INCLUDED IN THE LATEST LIST OF AUTHORISED SIGNATORIES AND ACCOUNTS RECEIVED BY THE BANK, THE ABOVE DISBURSEMENT OFFER SHALL BE DEEMED AS NOT HAVING BEEN MADE.

1 The details concerning banking intermediary are also to be provided if such intermediary has to be used to make the transfer to the Beneficiary’s Account.

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Schedule D

Form of Drawdown Certificate

To:	European Investment Bank

From:	CureVac Real Estate GmbH

Date:

Subject:	Finance Contract between European Investment Bank and CureVac Real Estate GmbH dated [*****] (the “Finance Contract”)

Contract Number [*****]

Serapis Number [*****]

Dear Sirs,

Terms defined in the Finance Contract have the same meaning when used in this letter.

For the purposes of Article 2.5 (Conditions of Disbursement) of the Finance Contract we hereby certify to you as follows:

(a)	no Prepayment Event has occurred and is continuing;

(b)	no security of the type prohibited under Paragraph 24 (Negative pledge) of Schedule H (General Undertakings) has been created or is in existence;

(c)	there has been no material change to any aspect of the Investment or in respect of which we are obliged to report under the Finance Contract, save as previously communicated by us;

(d)	no Default, Event of Default or a Prepayment Event other than pursuant to Article 5.3.1 (Cost Reduction) of the Finance Contract has occurred or is continuing, or would, in each case, result from the disbursement of the proposed Tranche;

(e)	no litigation, arbitration administrative proceedings or investigation is current or to our knowledge is threatened or pending before any court, arbitral body or agency which has resulted or if adversely determined is reasonably likely to result in a Material Adverse Change, nor is there subsisting against us or any of our subsidiaries any unsatisfied judgement or award;

(f)	the Repeating Representations are correct in all respects;

(g)	no Material Adverse Change has occurred, as compared with the situation at the date of the Finance Contract; and

(h)	the borrowing of the Credit, or any part thereof, by the Borrower is within the corporate powers of the Borrower.

Yours faithfully,

For and on behalf of CureVac Real Estate GmbH

Date:

Name(s) / Title(s)

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Schedule E

Form of Compliance Certificate

To:	European Investment Bank

From:	CureVac Real Estate GmbH

Date:

Subject:	Finance Contract between European Investment Bank and CureVac Real Estate GmbH dated [*****] (the “Finance Contract”)

Contract Number [*****]

Serapis Number [*****]

Dear Sirs,

We refer to the Finance Contract. This is a Compliance Certificate. Terms defined in the Finance Contract have the same meaning when used in this Compliance Certificate.

We hereby confirm:

(a)       [insert information regarding asset disposal];

(b)	[no security of the type prohibited under Paragraph 24 (Negative pledge) of Schedule H (General Undertakings) has been created or is in existence;]

(c)	[no Default, Event of Default or a Prepayment Event other than pursuant to Article 5.3.1 (Cost Reduction) of the Finance Contract has occurred or is continuing.] [If this statement cannot be made, this certificate should identify any potential event of default that is continuing and the steps, if any, being taken to remedy it].

Yours faithfully,

For and on behalf of CureVac Real Estate GmbH

Name(s) / Title(s)

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Schedule F

Conditions Precedent

Part A - Initial Documentary Conditions Precedent

(a)	The following, duly executed Finance Documents:

(i)	originals of this Contract;

(ii)	originals of the Guarantee Agreement with CureVac AG;

(iii)	originals of each Security Document, including an enforceable copy (vollstreckbare Ausfertigung) of the Land Charge Creation Deed; and

(iv)	originals of the Finance Fee Letter.

(b)	The constitutional documents of each Obligor, being in relation to an Obligor incorporated in Germany electronic copies of (i) an up-to-date (dated no earlier than the date falling [*****] days before the Disbursement Date) electronic extract from the commercial register (Handelsregisterauszug), (ii) its articles of association (Gesellschaftsvertrag) and copies of any by-laws and rules of procedures (Geschäftsordnungen) and (iii) its list of shareholders (Gesellschafterliste) or list of supervisory board members (if applicable).

(c)	A copy of the resolution of the competent body (board of directors (Vorstand), supervisory board (Aufsichtsrat), administrative board (Verwaltungsrat) or general meeting of shareholders (Gesellschafterversammlung)) of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party as and duly authorising the execution of the Finance Documents to which it is a party;

(ii)	duly authorising the relevant signatory or signatories to execute and perform the Finance Documents to which it is a party on its behalf; and

(iii)	authorising the relevant signatory or signatories, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(d)	An up-to-date (dated no earlier than the date falling [*****] days before the Disbursement Date) structure chart showing the Group certified as being complete and correct by an Authorised Signatory of the Borrower provided such certification is dated no earlier than the date falling [*****] days before the Disbursement Date.

(e)	A certificate of an Authorised Signatory of each Obligor certifying that each copy document relating to it specified in Paragraph (b) and (c) of this Part A of Schedule F (Initial Documentary Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date falling [*****] days before the Disbursement Date.

(f)	The List of Authorised Signatories and Accounts.

(g)	A legal enforceability opinion of Noerr LLP, addressed to the Bank on the legality, validity and enforceability of the German law governed Finance Documents.

(h)	A legal enforceability opinion of Arendt & Medernach, addressed to the Bank on the legality, validity and enforceability of the Luxembourg law governed Finance Fee Letter.

(i)	A legal opinion of Baker McKenzie, legal adviser to the Borrower, addressed to the Bank, and dated no earlier than the date falling [*****] days before the Disbursement Date:

(i)	which includes an insolvency search on www.insolvenzbekanntmachungen.de on the relevant Obligor conducted on the date of such legal opinion; and

(ii)	on the due incorporation and valid existence of each Obligor, the authority and capacity of each Obligor to enter into the Finance Documents and perform its obligations thereunder, non-conflict with constitutional documents and on laws applicable to companies generally in Germany, no consents, registrations or filings are required and no stamp duty is to be paid in respect of the Finance Documents, all corporate and other action required to be taken has indeed been taken, the due execution of the Finance Documents, choice of law and enforceability of judgments and that the Obligor is not entitled to claim immunity.

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(j)	The audited financial statements of the Obligors for the financial year 2019.

(k)	Evidence of payment of all the fees (including lawyer fees) and expenses as required under the Finance Documents.

(l)	A copy of any other document, authorisation, opinion or assurance which the Bank has notified the Borrower is necessary in connection with the entry into and performance of, and the transactions contemplated by, the Finance Documents or the validity and enforceability of the same.

Part B - Guarantor Conditions Precedent

(a)	The duly executed Guarantee Agreement or, as applicable, accession letter to the Guarantee Agreement.

(b)	The constitutional documents of such Guarantor(s).

(c)	If applicable, an original of a certificate of incorporation and an encumbrance certificate of the Guarantor(s) not incorporated or established in Germany (“Non-German Guarantor”) dated no more than [*****] Business Days from the date of execution of the Guarantee Agreement or accession letter to the Guarantee Agreement (as applicable) (or any equivalent document in the jurisdiction of incorporation of such Non-German Guarantor(s)).

(d)	A copy of the resolution of the competent body (board of directors, supervisory board (Aufsichtsrat), administrative body (Verwaltungsrat), advisory board (Beirat) or general meeting of shareholders (Gesellschafterversammlung)) of each Obligor:

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party as and duly authorising the execution of the Finance Documents to which it is a party;

(ii)	duly authorising the relevant signatories to execute the Finance Documents to which it is a party on its behalf; and

(iii)	authorising a signatory or signatories, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(e)	A certificate of an authorised signatory of the respective Guarantor(s) certifying that each copy document relating to it specified in Paragraphs (b) to (d) of this Part B of Schedule F (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of their/its entry into or accession to the Guarantee Agreement, including a specimen of the signature of each person authorised by the resolution in Paragraph (d) above and, if applicable, confirming that guaranteeing or securing, as appropriate, the Loan would not cause any guarantee, security or similar limit or restriction binding on it to be exceeded.

(f)	A legal opinion of a reputable law firm, addressed to the Bank, on the valid existence of the Guarantor(s), the authority and capacity of the Guarantor(s) to enter into or accede to the Guarantee Agreement (and execute its/their obligations therein) and on the due execution of the Guarantee Agreement (or the accession letter).

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(g)	Copies of such documentation and other evidence as the Bank may request to carry out and be satisfied with the results of all necessary “know your customer” requirements or other checks in relation to the identity of any person that it is required (in order to comply with applicable money laundering laws and regulations) to carry out in relation to the concerned Guarantor(s).

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Schedule G

Representations and Warranties

1.       Authorisations and Binding Obligations

(a)	Each Obligor is duly incorporated and validly existing as a corporation or company with limited liability under the laws of its jurisdiction of incorporation. No Obligor’s shares are publicly traded.

(b)	Each Obligor has the power to carry on its business as it is now being conducted and to own its property and other assets, and to execute, deliver and perform its obligations under the Finance Documents.

(c)	Each Obligor has obtained all necessary Authorisations in connection with the execution, delivery and performance of the Finance Documents and in order to lawfully comply with its obligations thereunder, and in respect of the Investment, and all such Authorisations are in full force and effect and admissible in evidence.

(d)	The execution and delivery of, the performance of each Obligor’s obligations under and compliance with the provisions of the Finance Documents do not and will not contravene or conflict with:

(i)	any applicable law, statute, rule or regulation, or any judgement, decree or permit to which it is subject;

(ii)	any agreement or other instrument binding upon it which might reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Finance Documents; or

(iii)	any provision of its constitutional documents.

(e)	The obligations expressed to be assumed by each Obligor in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

2.       No default or other adverse event

(a)	There has been no Material Adverse Change since [*****]. (Non-repeating)

(b)	No event or circumstance which constitutes an Event of Default has occurred and is continuing unremedied or unwaived.

3.       No proceedings

(a)	No litigation, arbitration, administrative proceedings or investigation is current or to its knowledge is threatened or pending before any court, arbitral body or agency which has resulted or if adversely determined is reasonably likely to result in a Material Adverse Change, nor is there subsisting against it or any of its Subsidiaries any unsatisfied judgement or award.

(b)	To the best of its knowledge and belief (having made due and careful enquiry) no material Environmental Claim has been commenced or is threatened against any Obligor.

(c)	As at the date of this Contract, no Obligor has taken any action to commence proceedings for, nor have any other steps been taken or legal proceedings commenced or, so far as the Borrower is aware, threatened against any Obligor for its insolvency, winding up or dissolution, or for any Obligor to enter into any arrangement or compositions for the benefit of creditors, or for the appointment of an administrator, receiver, administrative receiver, examiner, trustee or similar officer. (Non-repeating)

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4.       Security

It is the sole legal and beneficial owner and has good title to the assets which it charges or purports to charge pursuant to the Security Documents. At the date of this Contract, no Security exists over the assets of any Group Company other than Permitted Security.

5.       Ranking

(a)	Its payment obligations under this Contract rank not less than pari passu in right of payment with all other present and future unsecured and unsubordinated obligations under any of its debt instruments except for obligations mandatorily preferred by law applying to companies generally.

(b)	No financial covenants have been concluded with any other creditor of any Obligor.

(c)	No Voluntary Non EIB Prepayment has occurred.

6.       Anti-Corruption

(a)	Each Obligor is in compliance with all applicable European Union and its national legislation, including any applicable anti-corruption legislation.

(b)	To the best of its knowledge, no funds invested in the Investment by any Obligor or any other Group Company are of illicit origin, including products of money laundering or linked to the financing of terrorism.

(c)	No Obligor is engaged in any Criminal Offence and to the best of the Obligor’s knowledge no Criminal Offence have occurred in connection with the Investment. (Non-repeating)

7.       Accounting and Tax

(a)	The latest available consolidated and unconsolidated audited accounts of the Borrower and the other Obligors have been prepared on a basis consistent with previous years and have been approved by its auditors as representing a true and fair view of the results of its operations for that year and accurately disclose or reserve against all the liabilities (actual or contingent) of the Borrower and the other Obligors, as relevant.

(b)	The accounting reference date of the Borrower and each Obligor is 31 December.

(c)	No Obligor is required to make any deduction for or on account of any Tax from any payment it may make under the Finance Documents, except for withholding tax (Kapitalertragssteuer) which have to be deducted pursuant to Sub-Paragraph (j) of Article 4.2 (Variable Remuneration). (Non-repeating)

(d)	All Tax returns required to have been filed by each Obligor or on its behalf under any applicable law have been filed when due and contain the information required by applicable law to be contained in them.

(e)	Each Obligor has paid when due all Taxes payable by it under applicable law except to the extent that it is contesting payment in good faith and by appropriate means.

(f)	With respect to Taxes which have not fallen due or which it is contesting, each Obligor is maintaining reserves adequate for their payment and in accordance, where applicable, with GAAP.

(g)	Under the laws of the jurisdiction of incorporation of each Obligor, it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents, or the transactions contemplated by the Finance Documents, other than the official certification (öffentliche Beglaubigung) of the Land Charge Creation Deed (Grundschuldbestellungsurkunde) and payment of related notary fees and the registration of the Land Charge in the land register (Grundbuch) and payment of the related registration fees. (Non-repeating)

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8.       Information provided

(a)	Any factual information provided by any Group Company for the purposes of entering into this Contract and any related documentation was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated and continues to be true and accurate in all material respect as at the date of this Contract. (Non-repeating)

(b)	The Group structure chart is true, complete and accurate in all material respects and represents the complete corporate structure of the Group as at the date of this Contract, and other than as set out therein the Borrower owns no other equity and/or shares in any other business entity. (Non-repeating)

(c)	As at the date of this Contract, (i) information provided by the Borrower during the due diligence in [*****] is complete, accurate and true in all respects. (Non-repeating)

9.       No indebtedness

No Obligor has Indebtedness outstanding other than Permitted Indebtedness. (Non-repeating).

10.       No Immunity

No Obligor, nor any of its assets, is entitled to immunity from suit, execution, attachment or other legal process.

11.       Pensions

The pension schemes for the time being operated by the Obligors (if any) are funded in accordance with their rules and to the extent required by law or otherwise comply with the requirements of any law applicable in the jurisdiction in which the relevant pension scheme is maintained.

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Schedule H

General Undertakings

1.       Use of Loan

The Borrower shall use all amounts borrowed by it under the Loan to carry out the Investment. For the avoidance of doubt, the Loan shall in no case be used for the repayment of the DH Convertible Loan Agreement.

2.       Completion of Investment

The Borrower shall or shall procure that the Investment is carried out in accordance with the Technical Description as may be modified from time to time with the approval of the Bank, and complete it by the final date specified therein.

3.       Procurement procedure

The Borrower shall secure goods and services for the Investment (a) in so far as they apply to it or to the Investment, in accordance with EU Law in general and in particular with the relevant EU Directives, and (b) in so far as EU Directives do not apply, by procurement procedures which, to the satisfaction of the Bank, respect the criteria of economy and efficiency and, in case of public contracts, the principles of transparency, equal treatment and non-discrimination on the basis of nationality.

4.       Compliance with laws

The Borrower shall comply in all respects with all laws and regulations to which it or the Investment is subject.

5.       Environment

The Borrower shall:

(i)	implement and operate the Investment in compliance with Environmental Law;

(ii)	obtain, maintain and comply with requisite Environmental Approvals for the Investment, and upon becoming aware of any breach of this Paragraph 5 (Environment):

(i)	the Borrower shall promptly notify the Bank;

(ii)	the Borrower and the Bank will consult for up to [*****] Business Days from the date of notification with a view to agreeing the manner in which the breach should be rectified; and

(iii)	the Borrower shall remedy the breach within [*****] Business Days of the end of the consultation period.

6.       Integrity

The Borrower shall take, within a reasonable timeframe, appropriate measures in respect of any member of its management bodies who has been convicted by a final and irrevocable court ruling of a Criminal Offence perpetrated in the course of the exercise of his/her professional duties, in order to ensure that such member is excluded from any Borrower’s activity in relation to the Loan or the Investment.

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7.       Disposal of assets

(a)	Except as provided under Sub-Paragraph (b) below, the Borrower shall not, and shall procure that none of its Subsidiaries shall, either in a single transaction or in a series of transactions whether related or not and whether voluntarily or involuntarily dispose of all or any part of any of its or its Subsidiaries business, undertaking or assets (including any shares, real estate or security of any entity or a business or undertaking, or any interest in any of them).

(b)	Sub-Paragraph (a) above does not apply to any such disposal (a “Permitted Disposal”):

(i)	made with the prior written consent of the Bank;

(ii)	made on arm’s length terms in the ordinary course of business of the Borrower or one of its Subsidiaries, provided that these are made between Obligors only;

(iii)	made on arm’s length terms and at fair market value for cash, which is reinvested in assets of comparable or superior type, value and quality;

(iv)	made on arm’s length terms in exchange for other assets (other than shares, businesses and real estate) comparable or superior as to type, value and quality;

(v)	by one of its Subsidiaries which is (A) an Obligor to another Obligor, or (B) not an Obligor to another Group Company which is not an Obligor;

(vi)	constituted by a licence of Intellectual Property Rights on arm’s length terms in the ordinary course of business of the Borrower or any one of its Subsidiaries;

(vii)	made in relation to non-material assets which have depreciated to less than [*****]% ([*****] per cent.) of their initial value or which are obsolete; or

(viii)	arising as a result of Permitted Security,

provided that the disposal is not of assets forming part of the Investment or shares in subsidiaries holding assets forming part of the Investment, which may not be disposed of unless either (A) the Borrower consults the Bank in relation to such disposal, and the Bank approves the disposal, or (B) the proceeds of the disposal are applied to prepay the Bank in accordance with Article 5.3.4 (Disposals).

For the purposes of this Paragraph 7 (Disposal of assets), “dispose” and “disposal” includes any act effecting sale, transfer, lease or other disposal (Verfügung).

8.       Maintenance of assets

The Borrower shall maintain, repair, overhaul and renew all assets required in relation to the Investment as required to keep such assets in good working order.

9.       Insurances

The Borrower shall, and shall procure that each of its Subsidiaries shall, maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

10.       Change in business

The Borrower shall procure that no substantial change is made to the general nature of its business or the business of any of its Subsidiaries from that carried on at the date of this Contract.

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11.       Change in ownership

The Borrower will inform the Bank promptly about any intended change in any of its ownership.

12.       Merger

The Borrower shall not, and shall procure that none of its Subsidiaries shall, enter into any amalgamation, demerger, merger or corporate reconstruction (including the conclusion of any domination and/or profit and loss transfer agreements (Beherrschungsund/oder Gewinnabführungsverträge) or any other enterprise agreements (Unternehmensverträge) with the meaning of section 291 AktG) unless:

(a)	with the prior written consent of the Bank; or

(b)	such amalgamation, demerger, merger or corporate reconstruction does not result in a Material Adverse Change and is on a solvent basis, and provided that:

(i)	only Group Companies are involved and if a Guarantor is involved, the surviving entity will also be or become a Guarantor;

(ii)	the resulting entity will not be incorporated or located in a country which is in a jurisdiction that is blacklisted by any Lead Organisation in connection with activities such as money laundering, financing of terrorism, tax fraud and tax evasion or harmful tax practices as such blacklist may be amended from time to time; and

(iii)	if the Borrower is involved, (A) the rights and obligations of the Borrower under this Contract will remain with the Borrower, (B) the surviving entity will be the Borrower and the statutory seat of the Borrower would not as a result of such merger be transferred to a different jurisdiction, (C) the merger will not have an effect on the validity, legality or enforceability of the Borrower’s obligations under this Contract; and (D) all of the business and assets of the Borrower are retained by it.

13.       Books and records

The Borrower shall, and shall procure that each of its Subsidiaries shall ensure that it has kept and will continue to keep proper books and records of account, in which full and correct entries shall be made of all financial transactions and its assets and business, including expenditures in connection with the Investment, in accordance with GAAP as in effect from time to time.

14.       Ownership

(a)	The Borrower shall maintain Control and shall, in any event and in addition, at all times maintain more than 50% (fifty per cent.) of the share capital, directly or indirectly of each of its Material Subsidiaries, unless a prior written consent of the Bank is received by the Borrower.

(b)	The Borrower shall immediately notify the Bank in the event of a new entity becoming a Subsidiary of the Borrower through any means, including but not limited to acquisition, creation and spin-off.

(c)	The undertakings in Sub-Paragraphs (a), and (b) above shall be calculated in accordance with GAAP as applied by the Borrower on the date of this Contract and as GAAP is amended from time to time and tested annually.

15.       Acquisitions

The Borrower shall not, and shall procure that none of its Subsidiaries shall, invest in (including by way of payment into the capital reserve (Kapitalrücklage)) or acquire any entity or a business going concern or an undertaking (whether whole or substantially the whole of the assets or business), or any division or operating unit thereof, or any shares or securities of any entity or a business or undertaking (or in each case, any interest in any of them) (or agree to any of the foregoing), save for an acquisition or investment:

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(a)	with the prior written consent of the Bank;

(b)	by one of its Subsidiaries which is an Obligor of an asset sold, leased, transferred or otherwise disposed of by another Obligor;

(c)	by one of its Subsidiaries of all the shares or other ownership interests in any limited liability company or corporation, limited liability partnership or any equivalent company, provided that:

(i)	such entity has not yet commenced commercial operations;

(ii)	such entity is incorporated in a country that is a member of either or both of the European Union or the Organisation of Economic Co-Operation and Development; and

(iii)	no Event of Default is continuing on the date the relevant acquisition agreement is entered into or would occur as a result of the acquisition; or

(d)	of shares or other ownership interests in any limited liability company or corporation, limited liability partnership or any equivalent company, the consideration for which does not exceed an aggregate amount of EUR [*****] ([*****] euro) during any financial year, provided that:

(i)	no Event of Default is continuing on the date the relevant acquisition agreement is entered into or would occur as a result of the acquisition;

(ii)	the acquired entity is engaged in a business similar or complementary to the business carried on by the Group as at the date of this Contract;

(iii)	the acquired entity is not incorporated or located in a jurisdiction that is blacklisted by any Lead Organisation in connection with activities such as money laundering, financing of terrorism, tax fraud and tax evasion or harmful tax practices as such blacklist may be amended from time to time;

(iv)	in respect of any acquisition where the consideration exceeds EUR [*****] ([*****] euro), legal and financial due diligence reports (including customary reliance letters in favour of the Bank) and a business plan (in the form of the most recent budget adjusted for the expected effects of the acquisition) in respect of the [*****] next following financial years and any other due diligence reports received in connection with the acquisition (if any) are provided to the Bank; and

(v)	the Borrower provides a Compliance Certificate for the [*****] month financial periods immediately following the acquisition, updated on a pro forma basis as if the acquisition has occurred.

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16.       Indebtedness

The Borrower shall not, and shall procure that none of its Subsidiaries shall, incur any Indebtedness, save for Indebtedness (“Permitted Indebtedness”):

(a)	incurred with the prior written consent of the Bank;

(b)	incurred under this Contract;

(c)	under the existing Building Leasing Agreements and any other existing building lease agreements entered into by the Borrower prior to the date of this Finance Contract in the aggregate liability under such Building Leasing Agreements and any other existing building lease agreements of not more than EUR [*****] at the date of this Finance Contract;

(d)	under any future building lease agreements entered into by the Borrower, to the extent the aggregate liability under such future building lease agreements does not at any time exceed EUR [*****] ([*****] euro) (or its equivalent in another currency or currencies) over the lifetime of this Contract

(e)	under any Finance Leases if the aggregate liability in respect of the equipment leased does not at any time exceed EUR [*****] ([*****] euro over the lifetime of this Contract (or its equivalent in another currency or currencies);

(f)	under Permitted Hedging;

(g)	under any letters of credit provided that such Indebtedness does not, singularly or in aggregate, exceed EUR [*****] ([*****] euro) in any financial year (or its equivalent in another currency or currencies);

(h)	in respect of a Permitted Guarantee;

(i)	owing by one of its Subsidiaries which is an Obligor to another Obligor;

(j)	incurred by way of one or more unsecured revolving credit facilities with an overall maximum amount of EUR [*****] and a maximum term of [*****] years; or

(k)	not permitted by the preceding Sub-Paragraphs and the outstanding amount of which does not exceed (i) EUR [*****] ([*****] euro in any financial year and (ii) EUR [*****] ([*****] euro) over the lifetime of this Contract, (or its equivalent) in aggregate for the Group at any time, provided that (i) any debt cannot be repaid, not even partially, prior to the maturity of the Loan; and (ii) has to be subordinated to the Loan.

17.       Guarantees

(a)	The Borrower shall not, and shall procure that none of its Subsidiaries shall, issue or allow to remain outstanding any guarantees or sureties (Bürgschaften) in respect of any liability or obligation of any person save for:

(i)	any guarantee or surety (Bürgschaft) under any Guarantee Agreement or with the prior written consent of the Bank; or

(ii)	guarantees or sureties (Bürgschaften) issued by any of its Subsidiaries :

(1)	under any negotiable instruments in the ordinary course of trade;

(2)	under or in connection with any performance bond in the ordinary course of trade;

(3)	under or in connection with any Permitted Indebtedness (except for the DH Convertible Loan Agreement);

(4)	which is an Obligor to another Obligor;

(5)	under or in connection with any bank guarantee issued for the benefit of a contractor in connection with construction work to secure such contractor’s claims (Bauhandwerkersicherung); or

(6)	under any guarantee created or subsisting in order to comply with Section 8a of the German Altersteilzeitgesetz (AltTZG) or pursuant to Section 7e of the German Social Law Act No. 4 (Sozialgesetzbuch IV).

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(b)	The Borrower shall procure that, as soon as any of its Subsidiaries becomes a Material Subsidiary (as identified in any accounts delivered to the Bank from time to time pursuant to Paragraph 2 (Information concerning the Borrower) of Schedule I (Information and Visits), that Subsidiary shall promptly notify the Bank and on the Bank’s request enter into a Guarantee Agreement and provide the Bank with the documentary conditions precedent (each in form and substance satisfactory to the Bank) listed in Part B of Schedule F (Guarantor Conditions Precedent) within [*****] Business Days following the date on which such Subsidiary qualifies as a Material Subsidiary, subject to general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, “thin capitalisation” rules, retention of title claims and similar principles may limit the ability of a Guarantor to provide a guarantee or security or may require that the guarantee be limited by an amount or otherwise provided that the Borrower and each of its Subsidiaries will ensure to overcome such obstacles and, if applicable, to assist in demonstrating that adequate corporate benefit accrues to each Guarantor.

18.       Hedging

The Borrower shall not, and shall procure that none of its Subsidiaries shall, enter into any derivative transaction other than Permitted Hedging, where “Permitted Hedging” means:

(a)	any derivative transaction by one of its Subsidiaries to hedge actual or projected exposure arising in the ordinary course of trading and not for speculative purposes; and

(b)	any derivative instrument of one of its Subsidiaries which is accounted for on a hedge accounting basis but is not entered into for speculative purposes.

19.       Restrictions on distributions

The Borrower shall not, and shall procure that none of its Subsidiaries shall, declare or distribute dividends, or return or purchase shares, save for:

(a)	with the prior written consent of the Bank;

(b)	payments to a Group Company as a result of a solvent liquidation or reorganisation of a Group Company which is not an Obligor;

(c)	any dividend payments made by any Subsidiary; and

(d)	any dividend payments made by an Obligor to another Obligor.

20.       Restrictions on loans

The Borrower shall not, and shall ensure that none of its Subsidiaries will, be a creditor in respect of any Indebtedness, save for:

(a)	with the prior written consent of the Bank;

(b)	any trade credit extended by it or any of its Subsidiaries to its customers on normal commercial terms and in the ordinary course of its trading activities;

(c)	any loan made by one of its Subsidiaries (other than an Obligor) to another Subsidiary (other than an Obligor);

(d)	a loan made by one Obligor to another Obligor; or

(e)	any other Indebtedness or loan advanced to or made available by any member of the Group with the prior written consent of the Bank.

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21.       Restrictions on intercompany loans

The Borrower shall not, and shall procure that none of its Subsidiaries shall, make any payment in respect of any intercompany loan, save for:

(a)	with the prior written consent of the Bank;

(b)	where the lender of the intercompany loan is the Borrower or an Obligor; or

(c)	the payments to a Group Company as a result of a solvent liquidation or reorganisation of a Group Company which is not an Obligor.

22.       Intellectual Property Rights

The Borrower shall, and shall procure that none of its Subsidiaries shall, (i) obtain, safeguard and maintain its rights with respect to the Intellectual Property Rights required for the implementation of the Investment in accordance with this Contract, including complying with all material contractual provisions and that the implementation of the Investment in accordance with this Contract will not result in the infringement of the rights of any person with regard to the Intellectual Property Rights and (ii) ensure that any Intellectual Property Rights required for the implementation of the Investment will be owned by or licensed to the Borrower, and where such Intellectual Property Rights which are owned by a Group Company are capable of registration, are registered to such party.

23.       Maintenance of Status

The Borrower shall, and shall procure that each of its Subsidiaries shall, remain duly incorporated and validly existing as a corporate entity with limited liability under the jurisdiction in which it is incorporated and that it will have no centre of main interests, permanent establishment or place of business outside the jurisdiction in which it is incorporated, and that it will continue to have the power to carry on its business as it is now being conducted and continue to own its property and other assets.

24.       Negative pledge

(a)	The Borrower shall not (and shall procure that none of its Subsidiaries shall) create or permit to subsist any Security over any of its assets.

(b)	For the purposes of this Paragraph 24 (Negative pledge), the term Security shall also include any arrangement or transaction on assets or receivables or money (such as the sale, transfer or other disposal of assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any of its Subsidiaries, the sale, transfer or other disposal of any receivables on recourse terms or any arrangement under which money or the benefit of a bank account or other account may be applied or set off or any preferential arrangement having a similar effect) in circumstances where the arrangement or transaction is entered into primarily as a method of raising credit or of financing the acquisition of an asset.

(c)	Sub-Paragraph (a) above does not apply to any Security, listed below (“Permitted Security”):

(i)	any netting or set-off arrangement entered into by any Group Company in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and any Security arising under general business;

(ii)	conditions (Allgemeine Geschäftsbedingungen) of banks or financial institutions;

(iii)	any payment or close out netting or set-off arrangement pursuant to any Permitted Hedging, but excluding any Security under a credit support arrangement in relation to a hedging transaction;

(iv)	any Security arising by operation of law and in the ordinary course of trading;

(v)	any Security over or affecting any asset acquired by Group Company after the date of this Contract if:

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(1)	the Security was not created in contemplation of the acquisition of that asset by a Group Company;

(2)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a Group Company; and

(3)	the Security is removed or discharged within [*****] months of the date of acquisition of such asset;

(vi)	any Security over or affecting any asset of any company which becomes a Group Company after the date of this Contract, where the Security is created prior to the date on which that company becomes a Group Company, if:

(1)	the Security was not created in contemplation of the acquisition of that company;

(2)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(3)	the Security is removed or discharged within [*****] of that company becoming a Group Company;

(vii)	any Security entered into pursuant to this Contract;

(viii)	any Security provided with the prior written consent of the Bank;

(ix)	any Security arising under any retention of title (including extended retention of title (verlängerter Eigentumsvorbehalt)), hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a Group Company in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Group Company;

(x)	in respect of the Property to the extent restrictions on further charges are prohibited by Section 1136 BGB;

(xi)	in respect of the Property interests, rights, easements or other matter whatsoever evidenced in section II of the land register (Grundbuch) as reflected in the copy of the land register excerpt (Grundbuchauszug) provided to the Bank;

(xii)	any Security created or subsisting in order to comply with Section 8a of the German Altersteilzeitgesetz (AltTZG) or pursuant to Section 7e of the German Social Law Act No. 4 (Sozialgesetzbuch IV); or

(xiii)	any contractor’s lien arising by operation of law (Werkunternehmerpfandrecht) in connection with repairs and maintenance work and any landlord’s pledge (Vermieterpfandrecht) arising by operation of law under a lease in favour of the relevant third party landlord.

25.       Other Undertakings

The Borrower shall take note of the Bank’s group statement on tax fraud, tax evasion, tax avoidance, aggressive tax planning, money laundering and financing of terrorism (as published on the Bank’s website and as may be amended from time to time).

26.       Data Protection

Before disclosing any personal data (other than mere contact information relating to the Borrower’s personnel involved in the management of this Contract) to the Bank in connection with this Contract, the Borrower shall ensure that each data subject of those personal data:

(a)	has been informed of the disclosure (including the categories of personal data to be disclosed); and

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(b)	has the information in (or has been provided with an appropriate link to) the Bank’s privacy statement in relation to its lending and investment activities set out at the relevant time at https://www.eib.org/en/privacy/lending (or such other address as the Bank may notify to the Borrower in writing from time to time).

27.       European Union Distributions and Sales

Subject to receipt of approval to commercialise the SARS-CoV-2 Vaccine from the European Medicines Agency, the Borrower shall use best commercial efforts to ensure that a reasonable and equitable amount of the future distribution of the SARS-CoV-2 Vaccine as well as other vaccines and products to be manufactured in the GMP IV occurs within the European Union.

28.       Sanctions

The Borrower shall ensure that all amounts borrowed by it under this Contract are not made available to, or for the benefit of, persons or entities designated by restrictive measures adopted pursuant to Article 215 of the Treaty on the Functioning of the European Union insofar as the giving of and compliance with such undertaking does not and will not result in a violation of or conflict with or liability under section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung, AWV) (in conjunction with sections 4, 19 paragraph 3 no. 1a) of the German Foreign Trade Act (Außenwirtschaftsgesetz, AWG) and section 81 paragraph 1 no. 1 AWV) where the Borrower need not comply but only to the extent of the breach.

29.       Clauses by inclusion

If the Borrower or any of its Subsidiaries concludes with any other secured and unsubordinated creditor a financing agreement that includes a loss-of-rating clause or a covenant or other provision regarding its financial ratios, if applicable, that is not provided for in this Contract or is more favourable to the relevant creditor than any equivalent provision of this Contract is to the Bank, the Borrower shall promptly inform the Bank and shall provide a copy of the more favourable provision to the Bank. The Bank may request that the Borrower promptly executes an agreement to amend this Contract so as to provide for an equivalent provision in favour of the Bank.

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Schedule I

Information and Visits

1.       Information concerning the Investment

(a)       The Borrower shall deliver to the Bank:

(i)	the information in content and in form, and at the times, specified in Part A.2 (Information Duties) of Schedule A (Investment Specification and Reporting) or otherwise as agreed from time to time by the parties to this Contract;

(ii)	any such information or further document concerning the Investment as the Bank may require to comply with its obligations under the Horizon 2020 Legal Basis; and

(iii)	any such information or further document concerning the financing, procurement, implementation, operation and environmental matters of or for the Investment as the Bank may reasonably require within a reasonable time;

provided always that if such information or document is not delivered to the Bank on time, and the Borrower does not rectify the omission within a reasonable time set by the Bank in writing, the Bank may remedy the deficiency, to the extent feasible, by employing its own staff or a consultant or any other third party, at the Borrower’s expense and the Borrower shall provide such persons with all assistance necessary for the purpose.

(b)	The Borrower shall submit for the approval of the Bank without delay any material changes to the Investment, also taking into account the disclosures made to the Bank in connection with the Investment prior to the signing of this Contract, in respect of, inter alia, the total cost, plans, timetable or to the expenditure programme or financing plan for the Investment.

(c)	The Borrower shall promptly inform the Bank of:

(i)	any action initiated or any objection raised by any third party or any genuine complaint received by the Borrower or any Environmental Claim that is to its knowledge commenced, pending or threatened against it with regard to environmental or other matters affecting the Investment; and

(ii)	any fact or event known to the Borrower, which may substantially prejudice or affect the Borrower’s ability to execute the Investment;

(iii)	a genuine allegation, complaint or information with regard to Criminal Offences related to the Loan and/or the Investment;

(iv)	any non-compliance by it with any applicable Environmental Law; and

(v)	any suspension, revocation or modification of any Environmental Approval, and set out the action to be taken with respect to such matters;

(d)	If the total cost of the Investment exceeds the estimated figure set out in Recital (A), the Borrower shall notify the Bank without delay and shall inform the Bank of its plans to fund the increased costs.

(e)	The Borrower shall, and shall procure that each of its Subsidiaries shall, promptly inform the Bank if at any time it becomes aware of the illicit origin (including products of money laundering or linked to the financing of terrorism) of any funds invested in the Investment by the Borrower or another Group Company.

(f)	The Borrower shall provide to the Bank, if so requested:

(i)	a certificate of its insurers showing that all assets required in order to carry out the Investment are insured with reputable underwriters or insurance companies against those risks and to the extent as is usual for companies carrying on the same or substantially similar business; and

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(ii)	annually, a list of policies in force covering any aspect of the Investment, together with confirmation of payment of the current premiums.

2.       Information concerning the Borrower

(a)       The Borrower shall deliver to the Bank:

(i)	as soon as they become available but in any event within [*****] days after the end of each of its financial years its and CureVac AG’s audited consolidated and unconsolidated annual report, balance sheet, cash flow statement, profit and loss account and auditors report for that financial year together with a Compliance Certificate signed by [*****] directors (Geschäftsführer);

(ii)	as soon as they become available but in any event within [*****] days after the end of each of the relevant accounting periods its interim consolidated and unconsolidated quarterly report, balance sheet, profit and loss account and cash flow statement for each of the first three quarters of each of its financial years together with a Compliance Certificate signed by [*****] (Geschäftsführer);

(iii)	as soon as they become available but in any event within [*****] days after the end of each relevant period its liquidity forecasts for the next twelve months on a rolling basis, satisfactory to the Bank;

(iv)	such further information, evidence or document concerning its general financial situation or such certificates of compliance with the undertakings of Article 7 (Borrower undertakings and representations) as the Bank may deem necessary or may reasonably require to be provided within a reasonable time;

(v)	any such further information, evidence or document concerning the compliance with the due diligence requirements of the Bank, including, but not limited to “know your customer” (KYC) or similar identification procedures, when requested and within a reasonable time;

(vi)	such further information, evidence or document concerning the factual information or documents provided to the Bank for the purposes of this Contract, as the Bank may deem necessary or may reasonably require to be provided within a reasonable time; and

(vii)	and any other information reasonably requested by the Bank in order to determine/calculate the Remuneration Payments.

(b)       The Borrower shall inform the Bank immediately of:

(i)	any Default or Event of Default having occurred or being threatened or anticipated;

(ii)	to the extent permitted by law, any material litigation, arbitration, administrative proceedings or investigation carried out by a court, administration or similar public authority, which, to the best of its knowledge and belief is current, threatened or pending:

(1)	against the Borrower or its controlling entities or members of the Borrower’s management bodies in connection with Criminal Offences related to the Loan or the Investment; or

(2)	which might if adversely determined result in a Material Adverse Change;

(iii)	any measure taken by the Borrower pursuant to Paragraph 6 (Integrity) of Schedule H (General Undertakings);

(iv)	any Change in the Beneficial Ownership of the Borrower; and

(v)	any Voluntary Non EIB Prepayment that has occurred or is likely to occur.

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3.       Visits by the Bank

(a)	The Borrower shall allow persons designated by the Bank, as well as persons designated by other institutions or bodies of the European Union when so required by the relevant mandatory provisions of European Union law or pursuant to the Horizon 2020 Legal Basis, other competent EU institutions including the European Court of Auditors, the Commission, the European Anti-Fraud Office, the European Public Prosecutor’s Office as well as persons designated by the foregoing;

(i)	to visit the Property, sites, installations and works comprising the Investment;

(ii)	to interview representatives of the Borrower and each of its Subsidiaries that is an Obligor, and not obstruct contacts with any other person involved in or affected by the Investment; and

(iii)	to conduct such investigations, inspections, on the spot audits and checks as they may wish and review the books and records of the Borrower and each of its Subsidiaries that is an Obligor in relation to the execution of the Investment and to be able to take copies of related documents to the extent not prohibited by the law.

(b)	The Borrower shall, and shall ensure that each of its Subsidiaries which is an Obligor shall, provide the Bank, or ensure that the Bank is provided, with all necessary assistance for the purposes described in this Paragraph 3 (Visits by the Bank).

(c)	In the case of a genuine allegation, complaint or information with regard to Criminal Offences related to the Loan and/or the Investment, the Borrower shall consult with the Bank in good faith regarding appropriate actions. In particular, if it is proven that a third party committed Criminal Offences in connection with the Loan and/or the Investment with the result that the Loan or the financing under the Horizon 2020 Framework EU Programme were misapplied, the Bank may, without prejudice to the other provisions of this Contract, inform the Borrower if, in its view, the Borrower should take appropriate recovery measures against such third party. In any such case, the Borrower shall in good faith consider the Bank’s views and keep the Bank informed.

4.       Disclosure and publication

(a)       The Borrower acknowledges and agrees that:

(i)	the Bank may be obliged to communicate information relating to any Obligor and the Investment to any competent institution or body of the European Union in accordance with the relevant mandatory provisions of European Union law or pursuant to the Horizon 2020 Legal Basis; and

(ii)	the Bank may publish in its website or produce press releases containing information related to the financing provided pursuant to this Contract, including the name, address and country of establishment of the Borrower the purpose of the financing, and the type and amount of financial support received under this Contract.

(b)	The Borrower agrees to cooperate with the Bank to ensure that any press releases or publications made by the Borrower regarding the financing and the Investment include an appropriate acknowledgement of the financial support provided by the Bank with the backing of the European Union through the Horizon 2020 Framework EU Programme.

(c)	If requested by the Bank, the Borrower undertakes to refer to this financing and other Bank financings in its public communications, if appropriate, during the availability period, and in connection with any drawdowns, and communications on major corporate events.

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Schedule J

Existing Indebtedness

The DH Convertible Loan Agreement

Schedule K

Existing Security

1. Deposits (Mietkautionen) rented under the Building Leasing Agreements.

2. Building cost subsidy (Baukostenzuschuss) provided to the lessor(s) under Building Leasing Agreements

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